UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P F I Z E R   I N C .

Notice of Annual Meeting

of Shareholders, Proxy Statement and

2007 Financial Report

March 14, 2008

HOW TO VOTE

Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

You must present an admission ticket or proof of ownership of Pfizer stock, as well as a form of personal photo identification, in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please see the response to the question “Do I need a ticket to attend the Annual Meeting?” for further details.

REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other shareholders living in your household, you may receive only one copy of our Proxy Statement and 2007 Financial Report and the 2007 Annual Review. Please see the response to the question “What is “householding” and how does it affect me?” for more information on this important shareholder program.

Shareholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. Please see the response to the question “Can I access the Notice of Annual Meeting, Proxy Statement and 2007 Financial Report and 2007 Annual Review on the Internet?” for more information on electronic delivery of proxy materials.

PFIZER INC.
235 East 42nd Street
New York, NY 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., Central Daylight Time on Thursday, April 24, 2008.

PLACE	The Peabody Memphis Hotel 149 Union Avenue Memphis, Tennessee 38103

WEBCAST

A webcast of our Annual Meeting will be available on our website at www.pfizer.com starting at 8:30 a.m., Central Daylight Time on April 24, 2008. An archived copy of the Webcast also will be available on our website through the first week of May. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

ITEMS OF BUSINESS	• To elect 14 members of the Board of Directors, each for a term of one year.

• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year.

• To consider two shareholder proposals, if presented at the Meeting. See Table of Contents for a list of the “Shareholder Proposals.”

• To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on February 28, 2008.

ANNUAL REPORT

Our annual report to shareholders consists of the 2007 Annual Review and the 2007 Financial Report. The 2007 Annual Review is enclosed with these materials as a separate booklet. The 2007 Financial Report is in Appendix A to this Proxy Statement. These documents are not a part of the proxy solicitation materials. You may also access them through our website at www.pfizer.com/annualmeeting.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2008: The Notice of Annual Meeting, Proxy Statement, 2007 Financial Report and the 2007 Annual Review, are available on our website at www.pfizer.com/annualmeeting.

Margaret M. Foran
Senior Vice President-Corporate Governance,
March 14, 2008	Associate General Counsel and Corporate Secretary

Pfizer Inc. 235 East 42nd Street New York, New York 10017

PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc. (“Pfizer,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2008 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on April 24, 2008, beginning at 8:30 a.m., Central Daylight Time. The Meeting will be held at The Peabody Memphis Hotel. See the inside back cover of this Proxy Statement for directions.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Central Daylight Time. Seating will be limited.

The Peabody Memphis Hotel is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below in response to the question “Do I need an admission ticket to attend the Annual Meeting?”

This Notice of Annual Meeting, Proxy Statement, form of proxy and voting instructions are being mailed starting March 14, 2008.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket or proof of ownership to enter the Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Pfizer stock, to:

Pfizer Shareholder Services
235 East 42nd Street, 19th Floor
New York, NY 10017

Shareholders also must present a form of personal photo identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Will the Annual Meeting be webcast?

Our Annual Meeting also will be webcast on April 24, 2008. You are invited to visit www.pfizer.com at 8:30 a.m., Central Daylight Time, on April 24, 2008, to access the webcast of the Meeting. Registration for the Webcast is required. Pre-registration will be available beginning on April 20, 2008. An archived copy of the Webcast also will be available on our website through the first week of May.

Who is entitled to vote at the Annual Meeting?

Holders of Pfizer common stock at the close of business on February 28, 2008, are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 6,763,668,283 shares of common stock outstanding and entitled to vote. In addition, shares of the Company’s Preferred Stock having votes equivalent to 5,636,587 shares of common stock were held by one of the Company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Pfizer’s transfer agent, Computershare Trust Company, N.A., you are considered, for those shares, to be the “shareholder of record.” The Notice of Annual Meeting, Proxy Statement, 2007 Financial Report and proxy card documents have been sent directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting, Proxy Statement, 2007 Financial Report, 2007 Annual Review and proxy card documents have been forwarded to you by your broker, bank or other holder of record who is considered, for those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•          By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  1

proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a shareholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Pfizer Inc., c/o Proxy Services, Computershare, PO Box 43101, Providence, RI 02940.

•	By telephone or on the Internet

The telephone and Internet voting procedures established by Pfizer for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on April 23, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In person at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a bene-ficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a shareholder of record you will receive only one proxy card for all the shares you hold:

•	in certificate form

•	in book-entry form

•	in book-entry form in the Pfizer Shareholder Investment Program and if you are a Pfizer employee:

•	in the Pfizer Savings Plan

•	in the Pfizer Inc. Employee Benefit Trust.

If you are a U.S. Pfizer employee who currently has outstanding stock options, you are entitled to give voting instructions on a portion of the shares held in the Pfizer Inc. Employee Benefit Trust (the Trust). Your proxy card will serve as a voting instruction card for the trustee.

If you do not vote your shares or specify your voting instructions on your proxy card, the administrator of the Pfizer Savings Plan (the Plan) or the trustee of the Trust will vote your shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee of the Trust and the administrators of the Plans, your voting instructions must be received by April 21, 2008.

If you hold Pfizer shares through any other Company plan, you will receive voting instructions from that plan’s administrator.

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement, Financial Report and Annual Review, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

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If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: 250 Royall Street, Canton, MA 02021; by telephone: in the U.S., Puerto Rico and Canada, 1-800-733-9393; outside the U.S., Puerto Rico and Canada, 1-781-575-4591).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, New York, by contacting the Secretary of the Company.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Discretionary Voting Allowed?

Election of Directors	Majority	Yes
Ratification of KPMG	Majority	Yes
Shareholder Proposals	Majority	No

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of Directors and the ratification of KPMG LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. The record holder may not vote on any of the shareholder proposals without instructions from you. Without your voting instructions, a broker non-vote will occur.

•	Election of Directors

On October 25, 2007, the Board of Directors approved an amendment to the Company’s bylaws to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections the vote standard will continue to be a plurality of votes cast. In addition, the Board approved an amendment to the bylaws to provide that director nominees proposed by shareholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, promptly upon failure to receive the required vote in a subsequent election, in accordance with the Company’s Corporate Governance Principles that are applicable to all director nominees.

Abstentions are not counted as votes “for” or “against” this proposal.

— Majority Vote Policy

Our Corporate Governance Principles, which appear later in this Proxy Statement, set forth our procedures if a director-nominee does not receive the required vote for election or re-election.

In an uncontested election, any nominee for Director who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote.

The Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this Policy are set out in our Corporate Governance Principles and under “Item 1—Election of Directors.”

•	Ratification of KPMG

Under the Company’s By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG LLP as our independent registered public accounting firm. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” this proposal.

•	Shareholder Proposals

The votes cast “for” must exceed the votes cast “against” each of the shareholder proposals. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” these proposals.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card if you are a share-

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holder of record) will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and 2007 Financial Report and 2007 Annual Review on the Internet?

The Notice of Annual Meeting, Proxy Statement, 2007 Financial Report and the 2007 Annual Review, are available on our website at www.pfizer.com/annualmeeting. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/us/ecomms and following the enrollment instructions.

Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co. to distribute and solicit proxies. We will pay Morrow & Co. a fee of $35,000, plus reasonable expenses, for these services.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

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GOVERNANCE OF THE COMPANY

OUR CORPORATE GOVERNANCE PRINCIPLES

Role and Composition of the Board of Directors

1. General. The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

2. Succession Planning. The Board also plans for succession to the position of Chairman of the Board and Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chairman and CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

3. Chairman and CEO. It is the policy of the Company that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. This combination has served the Company well over a great many years. The function of the Board in monitoring the performance of the senior management of the Company is fulfilled by the presence of outside Directors of stature who have a substantive knowledge of the business.

4. Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the director has an affiliation.

5. Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.

6. Selection Criteria. Candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. Scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology, as well as areas relevant to the Company’s global business are among the most significant criteria. Final approval of a candidate is determined by the full Board.

7. Voting for Directors. In accordance with the Corporation’s By-laws, if none of our stockholders provides the Corporation notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a Director election, or if our stockholders have withdrawn all such nominations by the day before the Corporation mails its notice of meeting to our stockholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for reelection. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle. If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

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However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8. Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board. Current positions in excess of these limits may be maintained unless the Board of Directors determines that doing so would impair the Director’s service on the Company’s Board.

9. Former CEO as Director. Effective 2001, upon retirement from the Company, the former CEO will not retain Board membership.

10. Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11. Director Compensation. The Corporate Governance Committee annually reviews the compensation of Directors.

12. Ownership Requirements. All non-employee Directors are required to hold at least $300,000 worth of Pfizer stock, and/or the units issued as compensation for Board service, while serving as a Director of the Company. New Directors will have five years to attain this ownership threshold. Shares or units held by a Director under any deferral plan, are included in calculating the value of ownership to determine whether this minimum ownership requirement has been met.

13. Director Retirement. Directors are required to retire from the Board when they reach the age of 73. A Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or following his or her 73rd birthday.

14. Board and Committee Self-Evaluation. The Board, and each Committee, are required to conduct a self-evaluation of their performance at least annually.

15. Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual re-nomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16. Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors. The membership of these Committees is rotated from time to time. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Pfizer or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Pfizer or any of its subsidiaries.

17. Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18. CEO Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chairman and CEO and for evaluating his or her performance against such goals. The Committee meets annually with the Chairman and CEO to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the outside Directors of the Board at a meeting or executive session of that group. The Committee then meets with the Chairman and CEO to evaluate his or her performance against such goals.

19. Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chairman and CEO. These decisions are approved or ratified by action of the outside Directors of the Board at a meeting or executive session of that group.

20. Communication with Stakeholders. The Chairman and CEO is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Company that management speaks for the Company. This policy does not preclude outside Directors,

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including the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21. Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

Board Functions

22. Agenda. The Chairman of the Board and Chief Executive Officer sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23. Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24. Board Meetings. At the invitation of the Board, members of senior management recommended by the Chairman and CEO attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25. Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.

26. Executive Sessions. Executive sessions or meetings of outside Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chairman and CEO and other senior managers is based, the performance of the Chairman and CEO against such criteria, the compensation of the Chairman and CEO and other senior managers, and any other relevant matter. Meetings are held from time to time with the Chairman and CEO for a general discussion of relevant subjects.

27. Lead Independent Director. It is the policy of the Company that a Lead Independent Director shall be elected annually to preside over executive sessions of Pfizer’s independent Directors, facilitate information flow and communication between the Directors and the Chairman, and to perform such other duties specified by the Board and outlined in the Charter of the Lead Independent Director.

28. Annual Board Self-Evaluation. The Board, under the direction of the Corporate Governance Committee, will prepare an annual performance self-evaluation.

Committee Functions

29. Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors.

30. Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

31. Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

32. Annual Committee Self-Evaluation. Each Committee is responsible for preparing an annual performance self-evaluation.

Policy on Poison Pills

33. Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior share-

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008   |  7

holder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

34. These principles are reviewed by the Board at least annually.

Pfizer Corporate Governance Website

From time to time we revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders and other constituents. Our Corporate Governance Principles are published on our website at
http://www.pfizer.com/about/corporate_governance/corporate_governance_principles.jsp.

In addition to our Corporate Governance Principles, other information relating to corporate governance at Pfizer, is available on our website, including:

•	Board of Directors—Background and Experience

•	Board Committees—Description of Committees, Charters and Current Members

•	Charter of Lead Independent Director

•	Code of Business Conduct and Ethics for Directors

•	How to Contact our Directors

•	Director Qualification Standards

•	Board Policy on Executive Pension Benefits

•	Certifications of Chief Executive Officer and Chief Financial Officer

•	Standards of Business Conduct for all Pfizer colleagues, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

•	Political Action Committee Report

•	By-Laws of Pfizer Inc.

•	Restated Certificate of Incorporation

•	Frequently Asked Questions about Pfizer Corporate Governance

We will provide any of the foregoing information without charge upon written request to Margaret M. Foran, Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, NY 10017-5755.

8  |   Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

GOVERNANCE INFORMATION

Executive Sessions of Directors

Executive sessions or meetings of outside (non-management) Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chairman and CEO and other senior managers is based, the performance of the Chairman and CEO against such criteria, the compensation of the Chairman and CEO and other senior managers and any other relevant matter. Meetings are held from time to time with the Chairman and CEO for a general discussion of relevant subjects. In 2007, the Directors met in executive session eight times, and at least one time with only independent directors.

Lead Independent Director

The Pfizer Board of Directors has elected a non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the Board of Directors may determine. While the Board annually elects a Lead Independent Director, it is generally expected that he or she will serve for more than one year. Stanley O. Ikenberry served as Lead Independent Director until February 22, 2007. Constance J. Horner was elected to serve as Lead Independent Director effective February 23, 2007.

The role of the Lead Independent Director includes:

•	presiding at executive sessions, with the authority to call meetings of the independent directors;

•	functioning as principal liaison on Board-wide issues between the independent directors and the Chairman;

•	participating in the flow of information to the Board, i.e., meeting agenda items and meeting schedules to assure that there is sufficient time for discussion of all items;

•	recommending to the Chairman the retention of outside advisors and consultants who report directly to the Board of Directors; and

•	if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director is found in this proxy statement as Annex 6 and on our website at http://pfizer.com/about/corporate_governance/charter_lead_independent_director.jsp.

Communications with Directors

Shareholders and other interested parties may communicate with the Lead Independent Director or the Chairs of our Audit, Compensation and Corporate Governance Committees on board-related issues by sending an e-mail to the appropriate address below:

•	leaddirector@ pfizer.com

•	auditchair@ pfizer.com

•	compchair@ pfizer.com or

•	corpgovchair@ pfizer.com.

You also may write to any of the Committee Chairs or to the outside Directors as a group c/o Margaret M. Foran, Senior Vice President—Corporate Governance, Associate General Counsel and Corporate Secretary at Pfizer Inc., 235 East 42nd Street, New York, New York 10017.

Relevant communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Pfizer Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	business solicitations or advertisements

•	junk mail and mass mailings

•	new product suggestions

•	product complaints

•	product inquiries

•	resumes and other forms of job inquiries

•	spam

•	surveys

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside Director upon request.

Director Qualification Standards

Following New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical Director Qualification Standards used to determine Director independence that either meet or exceed the independence requirements of the New York Stock Exchange corporate governance listing standards. According to our Standards, a Director must be determined to have no material relationship with the Company other than as a Director. The Standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families regarding past employment or affiliation with the Company or its independent registered public accounting firm. The Standards also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all Directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all Directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008   |  9

Director Independence

With the assistance of legal counsel to the Company, the Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The committee also reviewed a summary of the answers to annual questionnaires completed by each of the Independent Directors and a report of transactions with Director affiliated entities. On the basis of this review, the Corporate Governance Committee delivered a report to the full Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Corporate Governance Committee Committee’s report and the supporting information.

As a result of this review, the Board affirmatively determined that the following Directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Director Qualification Standards: Drs. Dennis A. Ausiello, Michael S. Brown, Dana G. Mead; Ms. Constance J. Horner and Suzanne Nora Johnson, Messrs. M. Anthony Burns, Robert N. Burt, W. Don Cornwell, William H. Gray III, William R. Howell, James M. Kilts and George A. Lorch; and that Mr. Jeffrey B. Kindler and Mr. William C. Steere, Jr. are not independent under these Standards. Mr. Kindler is not considered an independent outside Director because of his employment as Chairman and Chief Executive Officer of the Company. Mr. Steere is not considered an independent outside Director as a result of his former status as Chairman and Chief Executive Officer of the Company.

In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies or other entities at which some of our Directors are or have been officers. Under Pfizer’s Director Qualification Standards, business transactions meeting the following criteria are not considered to be material transactions that would impair a director’s independence:

•

The director is an employee or executive officer of another company that does business with Pfizer and our annual sales to or purchases from that company in each of the last three fiscal years are in an amount less than 1% of the annual revenues of the company in which the director serves, or our indebtedness to that company or that company’s indebtedness to Pfizer is an amount less than 1% of the total consolidated assets of the company in which the director serves.

There was no indebtedness in 2007 between Pfizer and any entity with which a Director is affiliated.

Dr. Ausiello and Dr. Brown are employed at medical institutions with which Pfizer engages in ordinary course of business transactions. Mr. Cornwell is an executive officer and Chairman of a corporation with which Pfizer engages in ordinary course of business transactions. We reviewed all transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the threshold set forth in our Director Qualification Standards of 1% of the annual revenues of these entities in each of the last three years.

Under Pfizer’s Director Qualification Standards, contributions to not-for-profit entities in which a director of the Company, or a director’s spouse, serves as an executive officer, amounting to less than two percent (or $1,000,000, whichever is greater) of that organization’s latest publicly available total revenues, will not serve as a bar to the director’s independence. None of the Directors or their spouses is an executive officer of not-for-profit organizations to which Pfizer contributes. Nonetheless, the Board reviewed charitable contributions to not-for profit organizations with which our Directors or spouses are affiliated. None of the transactions reported approached the levels set forth in our Director Qualification Standards.

The full text of our Director Qualification Standards is attached as Annex 1 to this Proxy Statement. These Standards also are published on our website at
http://www.pfizer.com/about/corporate_governance/director_qualification_standards.jsp.

Criteria for Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Appropriate criteria for Board membership include the following:

•	Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current association with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

•	The background and experience of members of the Board should be in areas important to the operation of the Company such as business, education, finance, government, law, medicine or science.

•	The composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience.

In addition, according to our Corporate Governance Principles, the Committee considers the number of other boards of public companies on which a candidate serves. Moreover, Directors are expected to act ethically at all times and adhere to the Company’s Code of Business Conduct and Ethics for members of the Board of Directors.

The Governance Committee retained two search firms during 2007 to assist the Committee members in identifying and evaluating potential nominees for the Board and such search firms initially identified Mr. Kilts and Ms. Nora Johnson as Board candidates to the Corporate Governance Committee. After a screening

10  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

process and recommendation by the Committee, the Board elected each as a new director effective September 27, 2007.

The Committee considers candidates for Director suggested by our shareholders, provided that the recommendations are made according to the procedures required under our By-laws and described in this Proxy Statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders.” Shareholder nominees whose nominations comply with these procedures and who meet the criteria outlined above, in the Committee’s Charter, and in our Corporate Governance Principles, will be evaluated by the Corporate Governance Committee in the same manner as the Committee’s nominees.

Pfizer Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer (“Officers”), are required to abide by Pfizer’s Policies on Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These Policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. Our Policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s Policies on Business Conduct. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place. In addition, the Pfizer Policy regarding Compliance with SEC Attorney Conduct Rules requires all Pfizer lawyers to report to the appropriate persons at the Company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by Pfizer or any of its officers, Directors, employees or agents.

Code of Conduct for Directors

The members of our Board of Directors also are required to comply with a Code of Business Conduct and Ethics (the “Code”). The Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full texts of both Pfizer’s Policies on Business Conduct and of the Code of Business Conduct and Ethics for our Directors are published on our website at http://www.pfizer.com/about/corporate_governance/board_policies.jsp. We will disclose any future amendments to, or waivers from, provisions of these ethical policies and standards for Officers and Directors on our website within two business days following the date of such amendment or waiver.

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BOARD AND COMMITTEE MEMBERSHIP

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its Committees.

All Board members are expected to attend our Annual Meeting of Shareholders, unless an emergency prevents them from doing so. At our 2007 Annual Meeting, all but one director standing for re-election attended. That director did not attend due to a death in his family.

During 2007 the Board of Directors met eleven times and had five Committees. Those Committees consisted of an Audit Committee, a Corporate Governance Committee, a Compensation Committee, a Science and Technology Committee and an Executive Committee. Each of our incumbent Directors attended at least 88 percent of the regularly scheduled and special meetings of the Board and Board Committees on which they served in 2007.

The table below provides 2007 membership and meeting information for each of the Board Committees.

Name	Audit		Corporate Governance		Compensation		Science & Technology		Executive

Dr. Ausiello			X				X
Dr. Brown			X				X	*
Mr. Burns	X								X
Mr. Burt					X
Mr. Cornwell	X	*
Mr. Gray			X
Ms. Horner			X	*					X
Mr. Howell	X
Mr. Kilts(1)					X
Mr. Kindler									X	*
Mr. Lorch					X		X
Dr. Mead					X	*	X
Ms. Nora Johnson(1)	X						X
Mr. Steere							X
2007 Meetings	14		8		15		2		0

* Committee Chair

(1)	Mr. Kilts and Ms. Nora Johnson were elected to the Board of Directors on September 27, 2007.

The Audit Committee

The Audit Committee is comprised of independent directors and is governed by a Board-approved charter stating its responsibilities. The Audit Committee met 14 times in 2007. Under its Charter, the Audit Committee is responsible for reviewing with the independent registered public accounting firm, Internal Audit and management the adequacy and effectiveness of internal controls over financial reporting. The Committee reviews and consults with management, the internal auditors and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied. The Audit Committee is also responsible for appointing, retaining and evaluating the Company’s independent auditors. The Committee is directly responsible for the compensation, retention and oversight of the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.

The Committee is also responsible for reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. Further detail about the role of the Audit Committee may be found in the section entitled “Audit Committee Report” later in this Proxy Statement.

A copy of the Audit Committee Charter is attached as Annex 2 to this Proxy Statement, and is also available on our website at http://www.pfizer.com/about/corporate_governance/audit_committee.jsp.

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Audit Committee Financial Experts

The Board of Directors has determined that each of the members of the Audit Committee — Mr. Burns, Mr. Cornwell, Mr. Howell and Ms. Nora Johnson — is an “audit committee financial expert” for purposes of the SEC’s rules.

The Board of Directors also has determined that each of the members of the Audit Committee is independent, as defined by the rules of the New York Stock Exchange.

The Corporate Governance Committee

The Corporate Governance Committee is comprised of independent directors and is governed by a Board-approved charter stating its responsibilities. The Corporate Governance Committee met eight times in 2007. Under the terms of its Charter, the Corporate Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board. This includes developing criteria for Board membership and recommending and recruiting Director candidates. The Committee also considers possible conflicts of interest of Board members and senior executives, reviews related person transactions and monitors the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings and recommends matters for consideration by the Board. The Committee also advises on Board compensation and recommends Director compensation, which is ultimately approved by the full Board. The Committee is directly responsible for overseeing the evaluation of the Board and its Committees, reviewing our Director Qualification Standards and establishing Director retirement policies. The Committee also assists management by reviewing the functions, job performance and outside activities of senior executives and reviewing succession plans for elected corporate officers.

A copy of the Corporate Governance Committee Charter is attached as Annex 3 to this Proxy Statement, and is also available on our website at http://www.pfizer.com/about/corporate_governance/corporate_governance_committee.jsp.

The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent, as defined by the rules of the New York Stock Exchange.

The Compensation Committee

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee Pfizer’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and review and approve annually all compensation decisions for elected officers including those for the Chairman and CEO and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Committee submits its compensation decisions for the Chairman and CEO to the Directors of the Board for ratification.

In addition to reviewing executive officers’ compensation against the peer groups, the Committee considers recommendations from the CEO regarding total compensation for those executives reporting directly to him, as well as the other Company elected officers and approves compensation for these executives and officers. Management provides to the Committee historical and prospective breakdowns of the total compensation components for each executive officer.

•	Charter

The Committee’s membership is determined by the Board. There were 15 meetings of the Committee in 2007, including two executive sessions with the Committee members only. Under the terms of its Charter, which is reviewed annually by the Committee and the Board, the Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected corporate officers. This responsibility includes:

•	evaluating the performance of the CEO and other elected officers in light of approved performance goals and objectives;

•	setting the compensation of the CEO and other elected officers in consultation with the Board based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

•	making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

•	preparing an annual performance self-evaluation of the Compensation Committee.

In addition, the Committee:

•	administers the Company’s stock plans;

•	determines and certifies the shares awarded under corporate performance-based plans;

•	grants options and awards under the Company’s stock plans;

•	advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee;

•	monitors compliance by officers with our program of required stock ownership;

•	reviews and discusses with the Company’s management, the Compensation Discussion & Analysis which is included in the Company’s annual Proxy Statement; and

•	prepares the report of the Compensation Committee for inclusion in the Proxy Statement.

The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the rules of the New York Stock Exchange. In addition, each Committee member is a “non-employee director” as defined under the Securities Exchange Act of 1934, and is an “outside director” as defined in section 162(m) of the Internal Revenue Code.

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A copy of the Compensation Committee Charter is attached as Annex 4 to this Proxy Statement, and is also available on our website at http://www.pfizer.com/about/corporate_governance/compensation_committee.jsp.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2007 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

The Science and Technology Committee

The Science and Technology Committee met twice in 2007. Generally, each meeting is conducted over a two-day period. Under the terms of its Charter, the Science and Technology Committee is responsible for periodically examining management’s direction and investment in the Company’s pharmaceutical research and development as well as in its technology initiatives. This includes evaluation of the quality and direction of the Company’s research and development programs, identification of emerging issues and evaluating the level of review by external experts. The Committee also reviews the Company’s approaches to acquiring and maintaining technology, evaluating the technology that the Company is researching and developing and reviewing the Company’s patent strategy.

The Committee may meet privately with independent consultants and is free to speak directly and independently with any members of management in discharging its responsibilities.

The Executive Committee

The Executive Committee did not meet in 2007. The Executive Committee performs the duties and exercises the powers as may be delegated to it by the Board of Directors from time to time.

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2007 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee Directors for 2007 was comprised of: cash compensation and equity compensation, consisting of Unit Awards. Each of these components is described in more detail below. The total 2007 compensation of our non-Employee Directors is shown in the 2007 Director Compensation Table. Employee Directors do not receive any compensation in connection with their Director service.

Non-Employee Director Compensation

2007 Non-Employee Director Compensation Plan

For the 2007 program, annual compensation for non-employee Directors consisted of the following:

•	an annual retainer of $75,000 (pro-rated if a Director attends less than 80% of Board and Committee meetings in a year); and

•

an award of 5,000 Pfizer stock units under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan (“Unit Award Plan”) (not payable until the Director ceases to be a member of the Board) to each Director upon joining the Board and to each Director upon election at each Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting.

The Chairs of Board Committees and the Lead Independent Director receive additional annual retainers as follows:

•	Chairs of Compensation and Corporate Governance Committees: $15,000

•	Chair of Audit Committee: $20,000

•	Chair of Science and Technology Committee: $25,000

•	Lead Independent Director: $25,000.

On the day of the 2007 Annual Meeting of Shareholders, all of our non-employee Directors who continued as Directors were awarded 5,000 units with a value at time of grant of $133,600 (calculated based on the closing stock price of Pfizer common stock of $26.72 on the grant date).

Upon joining the Board, Mr. Kilts and Ms. Nora Johnson received an initial grant of 5,000 units with a value at time of grant of $123,750 (calculated based on the closing stock price of Pfizer common stock of $24.75 per share on the grant date).

2008 Non-Employee Director Compensation Plan

In 2008 the following non-employee Director compensation program went into effect:

•	an annual retainer of $75,000 (pro-rated if a Director attends less than 80% of Board and Committee meetings in a year); and

•

an award of 5,500 Pfizer stock units under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan (“Unit Award Plan”) (not payable until the Director ceases to be a member of the Board) to each Director upon joining the Board and to each Director upon election at each Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting.

The Chairs of Board Committees, Members of Board Committees and the Lead Independent Director receive additional annual retainers as follows:

•	Chair of Audit Committee: $25,000 Member $20,000

•	Chair of Compensation Committee: $25,000 Member: $20,000

•	Chair of Corporate Governance Committee: $20,000; Member $15,000

•	Chair of Science and Technology Committee: $30,000; Senior Member: $20,000; Member: $10,000

•	Lead Independent Director: $30,000.

Deferred Compensation

Non-employee Directors may defer all or a part of their annual cash retainers and meeting fees under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the fees held in the Director’s account may be credited either with interest at the rate of return of the Northern Trust Intermediate Treasury Index Fund, or with Pfizer stock units. The rate of return of the Intermediate Treasury Index Fund for 2007 was 8.83%. The numbers of Pfizer stock units are calculated by dividing the amount of the deferred fee by the closing price of our common stock on the last business day of the fiscal quarter. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by stock units based on the value of any distributions on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in the individual’s account is paid in cash. The payment amount is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

Legacy Warner-Lambert Equity Compensation Plans.

Under the Warner-Lambert 1996 Stock Plan, as a result of our merger with Warner-Lambert, all stock options and restricted stock awards outstanding as of June 19, 2000, became immediately exercisable or vested.

Under this Plan, the Directors of Warner-Lambert could elect to defer any or all of the compensation they received for their services. These deferred amounts could have been credited to a Warner-Lambert Common Stock Equivalent Account (the Equivalent Account). That Equivalent Account was credited, as of the day the fees would have been payable, with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the dollar amount of such

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  15

deferred fees. The former Warner-Lambert Directors—Messrs. Burt, Gray, Howell, and Lorch—who joined our Board after the merger, had deferred compensation and were entitled to Warner-Lambert stock credits in the Equivalent Account under this Plan. Dividends received under this Plan are reinvested. Upon the closing of the merger, these Warner-Lambert stock credits were converted into Pfizer stock equivalent units. These units will be payable in Pfizer common stock at various times in accordance with the Director’s election. These units are described in footnote 2 to the table entitled “Securities Ownership.”

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2007 DIRECTOR COMPENSATION TABLE

The following table shows 2007 compensation for our non-employee Directors.

Name	Fees Earned or Paid in Cash ($)	2007 Stock Unit Awards ($)	(1) (2)	All Other Compensation ($)	(3)	Total ($)

Dr. Ausiello	75,000	133,600		0		208,600
Dr. Brown*	100,000	133,600		0		233,600
Mr. Burns	75,000	133,600		0		208,600
Mr. Burt	75,000	133,600		0		208,600
Mr. Cornwell*	88,333	133,600		0		221,933
Mr. Gray	75,000	133,600		1,763	(4)	210,363
Ms. Horner*	110,833	133,600		0		244,433
Mr. Howell	81,667	133,600		0		215,267
Dr. Ikenberry+	22,917	0		0		22,917
Mr. Kilts	25,000	123,750		0		148,750
Mr. Lorch	75,000	133,600		0		208,600
Dr. Mead*	90,000	133,600		0		223,600
Ms. Nora Johnson	25,000	123,750		0		148,750
Dr. Simmons++	18,750	0		0		18,750
Mr. Steere	75,000	133,600		50,000	(5)	258,600

*	Committee Chair

+	End date March 22, 2007

++	End date April 25, 2007

(1)

The reported value of the stock unit awards granted in 2007 was calculated by multiplying the closing market price of our common stock on the grant date by the number of units granted. Since these awards are settled in cash, for purposes of FAS 123R this initial valuation is re-estimated at the end of each reporting period until settlement. Consequently, the actual value recognized for financial reporting purposes under FAS 123R as reported on the Company’s 2007 Income Statement for each 2007 stock unit award was $113,600 per award, except in the case of Ms. Nora Johnson and Mr. Kilts. In addition, the “dividend equivalent units” earned on the 2007 stock unit awards (as recognized for financial reporting purposes under FAS 123R as reported on the Company’s 2007 Income Statement) was in the amount of $4,084 per award, except in the case of Ms. Nora Johnson and Mr. Kilts. The dividend equivalent units earned on their 2007 stock unit awards were in the amount of $1,444 per award because their awards were granted later in the year.

(2)

At the end of 2007, the aggregate number of stock unit awards held by each current director was: Dr. Ausiello,10,416; Dr. Brown, 62,494; Mr. Burns, 69,889; Mr. Burt, 59,259; Mr. Cornwell, 75,840; Mr. Gray, 87,427; Ms. Horner, 69,889; Mr. Howell, 73,435; Mr. Kilts, 5,888; Mr. Lorch, 61,917; Dr. Mead, 82,381; Ms. Nora Johnson, 5,064; Mr. Steere, 71,190.

(3)

For additional transparency, we are reporting market interest earned in 2007 on the Directors’ deferred compensation balances. During 2007, the market interest on Deferred Compensation in 2007 was: Mr. Gray, $2,286; Mr. Howell, $39,365; Dr. Ikenberry, $600.

(4)	This amount represents above-market interest on the deferred cash balance under a legacy Warner-Lambert equity compensation plan, paid at the prime rate plus 2%.

(5)	This amount relates to Mr. Steere’s consulting contract, discussed in more detail under the heading “Transactions with Related Persons.”

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  17

SECURITIES OWNERSHIP

The table below shows the number of shares of our common stock beneficially owned as of February 28, 2008 by each of our Directors and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our Directors and Executive Officers as a group. Together these individuals beneficially own less than one percent (1%) of our common stock. The table also includes information about stock options, stock appreciation rights, stock units, restricted stock, restricted stock units and deferred performance-related share awards credited to the accounts of our Directors and Executive Officers under various compensation and benefit plans.

	Number of Shares or Units

Beneficial Owners	Common Stock		Stock Units		Options Exercisable Within 60 days

Dennis A. Ausiello	1,475	(1)	10,416	(2)
Michael S. Brown	1,200		62,494	(2)
M. Anthony Burns	22,769		69,889	(2)
Robert N. Burt	12,200		59,259	(2)
W. Don Cornwell	1,500	(1)	75,840	(2)
Frank A. D’Amelio	282,659	(3)	168,739
William H. Gray III	23		87,427	(2)
Constance J. Horner	12,901		69,889	(2)
William R. Howell	6,350		73,435	(2)
James M. Kilts	16,125		5,888
Jeffrey B. Kindler	319,067		419,468	(4)	587,002
John L. LaMattina+	394,684	(1)	25,607	(4)	1,047,785
Alan G. Levin++	363,362	(3)	66,210	(4)	96,666
George A. Lorch	1,750		61,917	(2)
Martin Mackay	167,655		168,405	(5)	520,051
Dana G. Mead	9,350		82,381	(2)
Suzanne Nora Johnson			5,064
Ian C. Read	278,649	(3)	205,318	(4)	754,118
David L. Shedlarz+	668,220	(1)(3)	47,403	(4)	1,646,280
William C. Steere, Jr.	1,592,807	(1)(3)	116,179	(2)(4)	2,600,450
All Directors and Executive Officers as a group (27)	5,106,043		2,359,570		8,670,277

+	End date December 31, 2007

++	End date November 2, 2007

(1)

These shares include the following number of shares held in the names of family members, as to which beneficial ownership is disclaimed: Dr. Ausiello, 1,475 shares; Mr. Cornwell, 400 shares; Mr. Kilts, 525 shares; Mr. Kindler 1,300 shares; Dr. LaMattina, 5,098 shares; Mr. Shedlarz, 2,098 shares; and Mr. Steere, 14,808 shares.

(2)

As of February 28, 2008, these units are held under the Unit Award Plan and the Pfizer Inc. Annual Retainer Unit Award Plan. The value of a Director’s unit account is measured by the closing price of our common stock. The Plans are described in this Proxy Statement under the heading “2007 Compensation of Non-Employee Directors.” This number also includes the following number of units resulting from the conversion into Pfizer units of previously deferred Warner-Lambert director compensation under the Warner-Lambert Company 1996 Stock Plan: Mr. Burt, 19,153 units; Mr. Gray, 47,321 units; Mr. Howell, 33,329 units; and Mr. Lorch, 12,455 units. That Plan is described in this Proxy Statement under the heading “Legacy Warner-Lambert Equity Compensation Plans.”

(3)

As of February 28, 2008, this number includes shares credited under the Pfizer Savings Plan and/or deferred performance shares under the Company’s performance-based share award programs. These plans are described in further detail later in this Proxy Statement.

(4)

As of February 28, 2008, these units are held under the Supplemental Savings Plan. The value of these units is measured by the price of our common stock. The Supplemental Savings Plan is described in further detail later in this Proxy Statement. Mr. Steere holds units under the Supplemental Savings Plan and stock units as described in footnote 2. This number also includes Stock Appreciation Rights for: Mr. D’Amelio, 168,739; Mr. Kindler, 399,645; Dr. Mackay, 159,858; and Mr. Read, 168,739.

(5)	As of February 28, 2008 these units are held under the Pfizer Inc. Deferred Compensation Plan. The value of these units is measured by the price of our common stock.

18  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS, INDEMNIFICATION AND LEGAL PROCEEDINGS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 2007 our Directors and our officers who are subject to Section 16 met all applicable filing requirements with the exception of the following:

Upon his election to the Company’s Board of Directors in September 2007, James M. Kilts filed a Form 3 with the Securities and Exchange Commission on a timely basis. Due to an inadvertent administrative error by his financial advisor, the Form 3 failed to include 960 shares of Pfizer common stock that had been acquired by a trust for Mr. Kilts’ benefit shortly before he joined the Board. Promptly after being informed of the omission, Mr. Kilts filed an amendment to the Form 3 reporting the ownership of those shares.

REVIEW OF RELATED PERSON TRANSACTIONS

The Corporate Governance Committee adopted a Related Person Transaction Approval Policy which is administered by the Corporate Governance Committee. This is a written policy which applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Under the Policy, Company management will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. If the Company becomes aware of an existing Transaction with a Related Person which has not been approved under this Policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision or termination of such transaction.

TRANSACTIONS WITH RELATED PERSONS

Dr. Henry McKinnell, former Chairman and CEO, was employed by the Company and served as a director until February 28, 2007. As an employee director, Dr. McKinnell received no compensation in connection with his director service but received $15,860,666 under the terms of his employment agreement and other plans and programs to which he was entitled. This amount included salary, severance, savings plan contribution, 2006 bonus, pay in lieu of benefits continuation and unused vacation in 2007 as indicated below:

•	Salary and savings plan match of $395,445

•	Severance of $11,941,000 (equal to two times the sum of his base salary plus 2005 bonus)

•	Prorated 2006 bonus of $2,158,300

•	Unused vacation of $305,644

•	Two years equivalent Pfizer Savings Plan matching contributions, dental plan, long term disability and life insurance coverage, Healthy Pfizer incentive and financial planning of $576,656

•	Interest of $483,621 on deferral for 409A purposes

Dr. McKinnell had personal use of car services with an incremental cost to the Company of $8,883.

As a retiree, Dr, McKinnell also received typical retiree benefits as follows:

•	Retiree medical coverage

•	Ability to exercise all stock options in accordance with their normal terms and conditions

•	Pension benefit with a lump sum value of $84,033,301 (updated from 2007 estimate)

•	Continued participation in outstanding performance periods under the Pfizer Performance Share program with target value of $11,854,491 (actual payout will depend on Pfizer performance)

•	Vesting of outstanding restricted stock and restricted stock unit awards of $5,809,650

Dr. McKinnell received $15,665,483 in January 2008 as deferred compensation, with $68,146,743 remaining in his deferred compensation account, which will be distributed pursuant to his election. Other than matching contributions to the Pfizer Supplemental Savings Plan, this amount is solely attributable to deferrals of previously earned compensation and the earnings on his account balance.

Dr. McKinnell agreed to be bound by customary confidentiality and non-competition covenants and to provide reasonable litigation assistance to Pfizer and its counsel following his February 28, 2007 departure date and has executed a release of claims in favor of Pfizer.

Dr. McKinnell’s and Pfizer’s rights and obligations under his employment agreement (other than Dr. McKinnell’s right to indemnification, which survives) and his change-in-control sever-

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  19

ance agreement terminated as a result of the execution of his separation agreement.

Dr. McKinnell was entitled to receive pension benefits and non-qualified deferred compensation. These amounts were earned by Dr. McKinnell during his 36-year tenure with Pfizer and his rights with respect to these amounts are fully vested in accordance with the terms of Pfizer’s pension, savings and non-qualified deferred compensation plans.

In connection with his retirement in 2001, we entered into a consulting agreement with Mr. Steere, a member of our Board of Directors. The agreement provides that Mr. Steere will serve as Chairman Emeritus of the Company and, when and as requested by the Chief Executive Officer, will provide consulting services and advice to the Company and participate in various external activities and events for the benefit of the Company. The term of the agreement, which began on July 1, 2001 after Mr. Steere ceased his employment with the Company, was for five years, with automatic extensions for successive five-year terms, unless Mr. Steere or the Company terminates the agreement at the end of its then-current term. The contract was extended for a five-year term in 2006 and currently extends until 2011. Mr. Steere may provide up to 30 days per year to the Company, subject to his reasonable availability, for his consulting services or his participation as a Company representative in external activities and events. He must obtain the approval of the Board of Directors before providing any consulting services, advice or service of any kind to any other company or organization that competes with us. For his services and commitments, the Company pays Mr. Steere (i) an annual retainer of $50,000 for his consulting services (subject to his ability to continue to provide the contemplated services), and (ii) an additional fee of $5,000 for each day in excess of 30 days per year that he renders services as described above. We also reimburse him for reasonable expenses that he incurs in providing these services for us.

In addition, under the terms of the agreement, we provide him lifetime access to Company facilities and services comparable to those that were made available to him by the Company prior to his retirement. These include the use of an office and access to the secretarial services of an administrative assistant; access to financial planning services; and the use of a car and driver and of Company aircraft. Mr. Steere has chosen to personally pay for his financial planning services and voluntarily reimburses the Company for all personal use of Company-provided transportation.

We paid Mr. Steere $50,000 in 2007 under the terms of this consulting agreement.

INDEMNIFICATION

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also entered into agreements with certain of those individuals contractually obligating us to provide this indemnification to them.

LEGAL PROCEEDINGS

Beginning in late 2004, actions relating to Pfizer’s sale of certain arthritis medicines, including purported class and shareholder derivative actions, have been filed in various federal and state courts against Pfizer and certain current and former officers, Directors and employees of Pfizer. These actions include: (i) purported class actions alleging that Pfizer and certain current and former officers of Pfizer violated federal securities laws by misrepresenting the safety of certain arthritis medicines; (ii) purported shareholder derivative actions alleging that certain of Pfizer’s current and former officers and Directors breached fiduciary duties by causing Pfizer to misrepresent the safety of those arthritis medicines; and (iii) purported class actions filed by persons who claim to be participants in the Pfizer Savings Plan alleging that Pfizer and certain current and former officers, Directors and employees of Pfizer violated certain provisions of the Employee Retirement Income Security Act of 1974 (ERISA) by selecting and maintaining Pfizer stock as an investment alternative when it allegedly no longer was a suitable or prudent investment option. In June 2005, the federal securities, fiduciary duty and ERISA actions were transferred for consolidated pre-trial proceedings to a Multi-District Litigation (In re Pfizer Inc. Securities, Derivative and “ERISA” Litigation MDL-1688) in the U.S. District Court for the Southern District of New York.

Pursuant to the indemnification provision contained in our By-laws, the Company is paying the expenses (including attorneys’ fees) incurred by current and former officers and Directors in defending these actions and certain other actions. Each of these individuals in such actions has provided an undertaking to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified.

20  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Fourteen members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of votes cast is required for the election of directors.

A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will continue to be a plurality of votes cast.

In accordance with our Corporate Governance Principles, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation.

Thereafter, the board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any Director who tenders his or her resignation pursuant to this provision of our Corporate Governance Principles may not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The principal occupation and certain other information about the nominees is set forth on the following pages.

The Proxy Committee appointed by the Board of Directors intends to vote the proxy (if you are a shareholder of record) for the election of each of these nominees, unless you indicate otherwise on the proxy card.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  21

NOMINEES FOR DIRECTORS

Name and Age as of the April 24, 2008 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Dennis A. Ausiello	62

The Jackson Professor of Clinical Medicine at Harvard Medical School and Chief of Medicine at Massachusetts General Hospital since 1996. President of the Association of American Physicians in 2006. Member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences. Director of MicroCHIPS (drug delivery technology) and Advisor to the Chairman of the Board of TIAX (formerly Arthur D. Little). Our Director since December 2006. Member of our Science and Technology Committee and our Corporate Governance Committee.

Michael S. Brown	67

Distinguished Chair in Biomedical Sciences from 1989 and Regental Professor from 1985 at the University of Texas Southwestern Medical Center at Dallas. Co-recipient of the Nobel Prize in Physiology or Medicine in 1985 and the National Medal of Science in 1988. Member of the National Academy of Sciences, the Institute of Medicine and Foreign Member of the Royal Society (London). Director of Regeneron Pharmaceuticals, Inc. Our Director since 1996. Chair of our Science and Technology Committee and member of our Corporate Governance Committee.

M. Anthony Burns	65

Chairman Emeritus since May 2002, Chairman of the Board from May 1985 to May 2002, Chief Executive Officer from January 1983 to November 2000, and President from December 1979 to June 1999 of Ryder System, Inc., a provider of transportation and logistics services. Director of The Black & Decker Corporation and J.C. Penney Company, Inc. Life Trustee of the University of Miami. Our Director since 1988. Member of our Audit Committee and our Executive Committee.

Robert N. Burt	70

Retired Chairman and Chief Executive Officer of FMC Corporation, a company that manufactures chemicals, and FMC Technologies Inc., a company that manufactures machinery. Mr. Burt was Chairman of the Board of FMC Corporation from 1991 to December 2001, its Chief Executive Officer from 1991 to August 2001 and a member of its Board of Directors from 1989 to April 2002. Chairman of the Board of FMC Technologies, Inc. from June 2001 to December 2001 and its Chief Executive Officer from June 2001 to August 2001. Life Trustee of the Rehabilitation Institute of Chicago and Chicago Symphony Orchestra. Our Director since June 2000. Member of our Compensation Committee.

22  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

NOMINEES FOR DIRECTORS

Name and Age as of the April 24, 2008 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

W. Don Cornwell	60

Chairman of the Board and Chief Executive Officer since 1988 of Granite Broadcasting Corporation, a group broadcasting company. On December 11, 2006, Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code, and emerged from its restructuring on June 4, 2007. Director of Avon Products, Inc. Director of the Wallace Foundation. Trustee of Big Brothers/Sisters of New York. Our Director since February 1997. Chair of our Audit Committee.

William H. Gray III	66

Chairman of the Amani Group, a government affairs firm, since August 2004. Pastor Emeritus of the Bright Hope Baptist Church in Philadelphia since June 2005. President and Chief Executive Officer of The College Fund/UNCF (Educational Assistance) from September 1991 to June 2004. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991, and at various times during his tenure, served as Budget Committee Chair and House Majority Whip. Director of Dell Inc., J. P. Morgan Chase & Co., Prudential Financial, Inc. and Visteon Corporation. Our Director since June 2000. Member of our Corporate Governance Committee.

Constance J. Horner	66

Guest Scholar from 1993 until 2005 at The Brookings Institution, an organization devoted to nonpartisan research, education and publication in economics, government, foreign policy and the social sciences. Commissioner of the U.S. Commission on Civil Rights from 1993 to 1998. Served at the White House as Assistant to President George H. W. Bush and as Director of Presidential Personnel from August 1991 to January 1993. Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991. Director of the U.S. Office of Personnel Management from 1985 to 1989. Director of Ingersoll-Rand Company Limited and Prudential Financial, Inc., Fellow, National Academy of Public Administration; Trustee, Annie E. Casey Foundation; Member of the Board of Trustees of the Prudential Foundation. Our Director since 1993 and Lead Director since February 2007. Chair of our Corporate Governance Committee and a member of our Executive Committee.

William R. Howell	72

Chairman Emeritus of J. C. Penney Company Inc., a major retailer, since 1997. Chairman of the Board and Chief Executive Officer of J. C. Penney Company from 1983 to 1997. Director of American Electric Power Company, Exxon Mobil Corporation, Halliburton Company and The Williams Companies, Inc. Mr. Howell will not be standing for re-election at American Electric Power Company, Exxon Mobil Corporation and Halliburton Company in 2008 having reached the mandatory retirement age. He is also a Director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas, the non-public wholly-owned subsidiaries of Deutsche Bank A.G. Our Director since June 2000. Member of our Audit Committee.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  23

NOMINEES FOR DIRECTORS

Name and Age as of the April 24, 2008 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

James M. Kilts	60

Founding Partner, Centerview Partners Management, LLC, a financial advisory firm, since 2006. Vice Chairman, The Procter & Gamble Company, 2005-2006. Chairman and Chief Executive Officer, The Gillette Company, 2001-2005 and President, The Gillette Company, 2003-2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation, January 1998 until its acquisition by Philip Morris Companies, now Altria, in December 1999. Director of The New York Times Company, Metropolitan Life Insurance Company and Meadwestvaco Corporation. Mr. Kilts will not be standing for re-election at the New York Times Company in 2008. Trustee of Knox College and the University of Chicago, and a member of the Board of Overseers of Weill Cornell Medical College. Our Director since September 2007 and a member of our Compensation Committee.

Jeffrey B. Kindler	52

Our Chairman since December 19, 2006. Our Chief Executive Officer since July 31, 2006. Vice Chairman and General Counsel from March 2005 to July 30, 2006. Executive Vice President and General Counsel from April 2004 to March 2005, and Senior Vice President and General Counsel from January 2002 to April 2004. Prior to joining Pfizer, Mr. Kindler served as Chairman of Boston Market Corporation from 2000 to 2001, and President of Partner Brands during 2001, both companies owned by McDonald’s Corporation. He was Executive Vice President, Corporate Relations and General Counsel of McDonald’s Corporation from 1997 to 2001, and from 1996 to 1997 served as that company’s Senior Vice President and General Counsel. Member of the U.S.-Japan Business Council and the Boards of Trustees of Ronald McDonald House Charities and Tufts University. Our Director since July 2006. Mr. Kindler is Chair of our Board’s Executive Committee and a member of the Pfizer Executive Leadership Team.

George A. Lorch	66

Chairman Emeritus of Armstrong Holdings, Inc., a global company that manufactures flooring and ceiling materials, since August 2000. Chairman and Chief Executive Officer of Armstrong Holdings, Inc. from May 2000 to August 2000. Chairman of Armstrong World Industries, Inc. from May 1994 to May 2000, its President and Chief Executive Officer from September 1993 to May 2000, and a Director from 1988 to November 2000. Director of Autoliv, Inc. and The Williams Companies, Inc. He is also a Director of HSBC Finance Co. and HSBC North America Holding Company, the non-public, wholly owned subsidiaries of HSBC LLC. Our Director since June 2000. Member of our Compensation Committee and our Science and Technology Committee.

Dana G. Mead	72

Chairman of Massachusetts Institute of Technology Corporation since July 1, 2003. Chairman and Chief Executive Officer of Tenneco, Inc. from 1994 until his retirement in 1999. Chairman of two of the successor companies of the Tenneco conglomerate, Tenneco Automotive Inc. and Pactiv Corporation, global manufacturing companies with operations in automotive parts and packaging, from November 1999 to March 2000. Chairman of the Board of the Ron Brown Award for Corporate Leadership and a Lifetime Trustee of the Association of Graduates, U.S. Military Academy, West Point. Former Chairman of the Business Roundtable and the National Association of Manufacturers. Our Director since January 1998. Chair of our Compensation Committee and a member of our Science and Technology Committee.

24  |   Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

NOMINEES FOR DIRECTORS

Name and Age as of the April 24, 2008 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Suzanne Nora Johnson	50

Retired Vice Chairman, Goldman Sachs Group, Inc., since January 2007. During her 21 year tenure with Goldman Sachs, Ms. Nora Johnson served in various leadership roles, including Head of the firm’s Global Healthcare Business, Head of Global Research and Chair of the Global Markets Institute. Director of Intuit and VISA. Board member of the American Red Cross, Brookings Institution, the Carnegie Institution for Science and the University of Southern California. Our Director since September 2007. Member of our Audit Committee and our Science and Technology Committee.

William C. Steere, Jr.	71

Chairman Emeritus of Pfizer Inc. since July 2001. Chairman of our Board from 1992 to April 2001 and our Chief Executive Officer from February 1991 to December 2000. Director of MetLife, Inc. and Health Management Associates, Inc. Director of the New York University Medical Center and the New York Botanical Garden. Member of the Board of Overseers of Memorial Sloan-Kettering Cancer Center. Our Director since 1987 and a member of our Science and Technology Committee.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008   |  25

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the April 24, 2008 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

David L. Shedlarz (former Vice Chairman)	60

Our Vice Chairman from March 2005 until December 2007. Executive Vice President from May 1999 to March 2005 and our Chief Financial Officer from June 1995 to March 2005. Mr. Shedlarz was appointed a Senior Vice President in January 1997 with additional worldwide responsibility for our former Medical Technology Group. He is a Director of Pitney Bowes Inc., member of the Board of Trustees of TIAA, Trustee of the International Accounting Standards Committee Foundation and a member of the J. P. Morgan Chase & Co. National Advisory Board. He also serves as Director of the Board of Overseers, Leonard N. Stern School of Business, New York University; as a Director of the National Multiple Sclerosis Society and as a Director of Junior Achievement of New York. Mr. Shedlarz, a member of the Pfizer Executive Leadership Team during 2007, joined us in 1976.

Frank A. D’Amelio	50

Our Chief Financial Officer since September 2007. Previously, he was Senior Executive Vice President of Integration and Chief Administrative Officer of Alcatel-Lucent from November 2006 until August 2007. Mr. D’Amelio was the Chief Operating Officer of Lucent Technologies from January 2006 until November 2006. From May 2001 until January 2006, he was Executive Vice President, Administration and Chief Financial Officer of Lucent Technologies. He is a Director of Humana, Inc., the Independent College Fund of New Jersey and the JP Morgan Chase National Advisory Board. Mr. D’Amelio, a member of the Pfizer Executive Leadership Team, joined us in September 2007.

Martin Mackay	52

Our Senior Vice President; President of Pfizer Global Research & Development (PGRD) since October 2007. Early in 2007, he was named Vice President PGRD, Head of Worldwide Development. From 2003 to 2007, he held the position of Senior Vice President, Head of Worldwide Research and Technology. From 1999 to 2003 he was the Senior Vice President, Head of Worldwide Discovery. In 1998 he held the position of Vice President, UK Discovery and in 1997 he was the Senior Director, Head of Biology. Dr. Mackay, a member of the Pfizer Executive Leadership Team joined Pfizer in 1995.

26  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the April 24, 2008 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Ian C. Read	54

Our Senior Vice President and President, Worldwide Pharmaceutical Operations since August 2006. Mr. Read has held various positions of increasing responsibility in pharmaceutical operations. He previously served as Area President, Europe, Canada, Africa and Middle East, Senior Vice President of the Pfizer Pharmaceuticals Group, and Executive Vice President of Europe and Canada. In July 2002 he was appointed President – Europe and Canada. Mr. Read served as President of the Latin American region and was elected a Vice President of Pfizer Inc. in April 2001. He is a director of Kimberly Clark Corporation. Mr. Read, a member of the Pfizer Executive Leadership Team, joined us in 1978.

John L. LaMattina (former President, Pfizer Global Research and Development)	57

Our Senior Vice President; President, Pfizer Global Research and Development from October 2003 until December 2007. Dr. LaMattina has held various positions of increasing responsibility in research and development. He was elected Vice President of Pfizer Inc.; Executive Vice President – Pfizer Global Research and Development; President – Worldwide Research and Technology Alliances in May 2002. He was elected Vice President of Pfizer Inc.; Executive Vice President – Pfizer Global Research and Development; President – Worldwide Research in April 2001. He was elected Senior Vice President of Worldwide Development in 1999. He is a director of Neurogen Corporation. Dr. LaMattina, a member of the Pfizer Executive Leadership Team until 2007, joined us in 1977.

Alan G. Levin (former CFO)	46

Our Senior Vice President and Chief Financial Officer from March 2005 until September 2007. In 2003, he was named Senior Vice President of PGRD Finance & Strategic Management. In September 2000, Mr. Levin was elected Vice President, Finance, with oversight responsibility for Pfizer’s Corporate Tax, Treasurers and Controllers Divisions. He was elected Treasurer in 1995, and in 1997 was elected a Vice President of the Company with additional responsibilities for the Corporate Tax Division. Mr. Levin joined us in 1987.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  27

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of KPMG LLP to serve as our independent registered public accounting firm for 2008, subject to ratification by our shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Your Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2008.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2007, and December 31, 2006, and fees billed for other services rendered by KPMG LLP during those periods.

	2007	2006

Audit fees:[1]	$23,125,000	$26,312,000
Audit-related fees:[2]	1,081,000	836,000
Tax fees:[3]	4,014,000	5,262,000
All other fees:[4]	0	0

Total	$28,220,000	$32,410,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits.

(2)	Audit-related fees were principally for the audits of employee benefit plans.

(3)

Tax fees were for services related to tax compliance, reporting and analysis services related to the divestiture of the Consumer Healthcare business and assistance with matters related to the merging of various Pfizer entities.

(4)	KPMG LLP did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.

Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.

All Other services are those services not captured in the audit, audit-related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent public accounting firm services within each category and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

28  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged With Governance).

In addition, the Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and by all relevant professional and regulatory standards relating to KPMG’s independence from the Company. The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee:

Mr. Cornwell (Chair)
Mr. Burns
Mr. Howell
Ms. Nora Johnson

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008   |  29

SHAREHOLDER PROPOSALS

We expect the following proposals (Items 3 and 4 on the proxy card) to be presented by shareholders at the Annual Meeting. Some of the proposals contain assertions about Pfizer that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors has recommended a vote against these proposals for broader policy reasons as set forth following each proposal. Names, addresses and share holdings of the various shareholder proponents and, where applicable, of co-filers, will be supplied upon request.

ITEM 3—SHAREHOLDER PROPOSAL REGARDING STOCK OPTIONS

RESOLVED: That the Board of Directors take the necessary steps so that NO future NEW stock options are awarded to senior executive officers, nor that any current stock options are repriced or renewed (unless there was a contract to do so on some).

REASONS: Stock option awards have gotten out of hand in recent years, and some analysts MIGHT inflate earnings estimates, because earnings affect stock prices and stock options.

There are other ways to “reward” senior executive officers, including giving them actual STOCK instead of options.

Recent scandals involving CERTAIN financial institutions have pointed out how analysts can manipulate earnings estimates and stock prices.

If you AGREE, please vote YOUR proxy FOR this resolution.

YOUR COMPANY’S RESPONSE:

The Board of Directors believes that it should have the right to award stock options as one component of a well-balanced, long-term incentive compensation system. A total prohibition on stock option grants deprives the Company of needed flexibility in designing effective incentives, since it significantly limits the Board’s ability to modify compensation practices based on future circumstances. When used appropriately, as is the case at Pfizer, stock options can be an effective tool to help align employee and shareholder interests and to motivate and provide incentives to employees. It is in the best interest of our shareholders to provide compensation in forms that motivate our key employees and assure competitive compensation programs.

In 2004, shareholders overwhelmingly approved our current plan permitting stock option and restricted stock unit grants. It should be noted that the 2004 Plan does not allow the use of repriced, replaced or regranted options without shareholder approval. Grants of stock options to executive officers and other members of senior management do not vest for a period of up to five years after the grant date.

In recent years, the Company has utilized a mix of restricted stock units and stock options as an effective means of providing equity-based compensation to deserving employees. Stock options encourage our employees to act as owners of the business and focus them on the longer-term performance of the Company, which helps to further align their interests with those of shareholders. Stock options only benefit the grant recipient if the stock price increases over time—a result that also benefits shareholders. Because the Company must compete to attract, motivate and retain highly qualified employees, the Board believes that this proposal, if implemented, would significantly impede its ability to achieve this goal.

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

30   |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

ITEM 4 — SHAREHOLDER PROPOSAL REQUESTING SEPARATION OF CHAIRMAN AND CEO ROLES

Independent Board Chairman

RESOLVED: Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our CEO. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO. The Council of Institutional Investors www.cii.org recommends adoption of this proposal topic.

Nick Rossi, Boonville, Calif., said the advantage of adopting this proposal should also be considered in the context of our company’s overall corporate governance. For instance in 2007 the following governance status was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporate-library.com/ an independent research firm rated our company:

“D” in Corporate Governance

“High concern” in CEO pay.

“High” in Overall Governance Risk Assessment

•	We had no Independent Chairman— Independent oversight concern.

•	(We gave 40%-support to a shareholder proposal calling for an Independent Chairman at our 2005 annual meeting.)

•	Our Lead Director, Ms. Horner, had 14-year tenure (independence concern) and served on the Ingersoll-Rand (IR) rated “D” by The Corporate Library.

•	We had no shareholder right to:

	1.	Cumulative voting.

	2.	To act by written consent.

	3.	To call a special meeting.

Additionally:

•	Six of our directors also served on boards rated D by The Corporate Library:

1) Mr. Steere	MetLife (MET)

2) Mr. Kilts	MetLife (MET)

3) Mr. Brown	Regeneron Pharm (REGN)

4) Ms. Horner	Ingersoll-Rand (IR)

5) Mr. Gray	Dell (DELL)

6) Mr. Howell	Exxon (XOM)

•	Two of our directors held 5 director seats each—Over extension concern:

Mr. Gray

Mr. Howell

•	Two of our directors had 19 or 20 years tenure each—Independence concern.

•	Two directors were inside directors and Mr. Steere is a former Pfizer executive—Independence concerns.

•

Three directors were designated “Accelerated Vesting” directors by The Corporate Library—due to a director’s involvement with a board that accelerated stock option vesting to avoid recognizing the corresponding expense:

Mr. Steere
Ms. Horner
Mr. Gray

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes:

Independent Board Chairman—Yes on 4

YOUR COMPANY’S RESPONSE

Pfizer’s Board of Directors agrees with its shareholders, who rejected a similar proposal in 2005 and 2006, that it is in their best interest to provide the Board with the flexibility to determine the appropriate person to serve as Chairman.

We believe that our current leadership structure provides effective oversight of management and strong leadership of the independent directors. The combined roles of Chairman and CEO have served Pfizer well for many years, and we believe that the separation of these positions is not in the Company’s best interest.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  31

The defined role of the Lead Independent Director at Pfizer is closely aligned with the role of an independent Chairman. For example, the Lead Director:

•	Ensures effective communication with shareholders and ensures that members of the Board develop and maintain an understanding of the views of major investors and other key stakeholders;

•	Ensures that board members receive accurate, timely and clear information regarding the company’s performance to enable the board to make sound decisions;

•	Ensures the highest standards of corporate governance are an integral part of the Board’s oversight;

•	Takes into account the issues and concerns of board members; ensures that agendas strike the right balance between performance and strategic issues;

•	Considers the criteria for new board members to maintain the necessary depth and breadth of knowledge and skills to enhance the effectiveness of the Board.

Although annually elected, the Lead Independent Director is expected to serve for more than one year.

In addition, we believe the function of the Board to monitor the performance of senior management is fulfilled by the presence of outside directors who have substantive knowledge of the business. Twelve of Pfizer’s fourteen directors meet the independence criteria set forth in Pfizer’s Director Qualification Standards listed in the proxy statement.

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

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Executive Compensation: Table of Contents

34  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

Executive Compensation: Report

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement. Based on its review and discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s Proxy Statement for 2008.

Mr. Robert N. Burt

Mr. James M. Kilts

Mr. George A. Lorch

Dr. Dana G. Mead, Chair

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  35

Executive Compensation: Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes Pfizer’s executive compensation program for 2007 and program changes for 2008. We use this program to motivate and reward those whom our Board of Directors has selected to lead our business.

This section of the Proxy Statement explains how the Compensation Committee (the “Committee”) made its compensation decisions for our Named Executive Officers for 2007. They are our Chairman and Chief Executive Officer (“CEO”), Mr. Jeffrey B. Kindler, our Senior Vice President and Chief Financial Officer (“CFO”), Mr. Frank A. D’Amelio, and our other most highly compensated executive officers, Mr. Ian C. Read, Mr. David Shedlarz, and Dr. Martin Mackay. In addition, Mr. Alan Levin, our former Chief Financial Officer, and Dr. John LaMattina, our former President of Research and Development, are Named Executive Officers for 2007. Mr. Shedlarz and Dr. LaMattina retired from Pfizer on December 31, 2007. The compensation for these individuals is listed in the tables in the Compensation Discussion and Analysis section of this Proxy Statement.

PHILOSOPHY AND GOALS OF OUR EXECUTIVE COMPENSATION PROGRAM

Pfizer’s compensation philosophy is set by the Committee and approved by the Board. Our philosophy is to align executive officers’ compensation with Pfizer’s short-term and long-term performance. A significant portion of each Named Executive Officer’s total compensation opportunity is directly related to Pfizer’s stock price performance as well as to other performance factors measuring our progress towards the goals of our long-term strategic plan.

Our executive compensation program is structured to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. The details of the program and how the Committee reached its compensation decisions are discussed in detail in the “2007 Executive Compensation Decisions” section of this Proxy Statement.

Recent Modifications to Our Executive Compensation Program

In 2007, the Committee continued its efforts to refine the overall executive compensation structure and process consistent with evolving good governance practices and reflecting shareholder input.

In October 2007, several members of the Board met with investors to discuss governance issues and our executive compensation practices and how these align with our overall strategies. Over the last two years, and reflecting shareholder input, the Committee approved the following major changes to our executive compensation program:

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Executive Compensation: Compensation Discussion and Analysis

2007 Compensation Committee Actions

	ACTION		PRIOR PRACTICE		REASON FOR ACTION

•	Amended executive change-in-control severance agreements to limit covered compensation for determining severance	•	Severance payment under change in control was based on the greater of five-year average earnings or current salary plus bonus	•	Reduced potential severance upon a change-in-control consistent with competitive practice

•	Actively involved in the design of compensation packages for the new Executive Leadership Team, including promoted executives and new hires	•	Committee reviewed and approved all compensation arrangements of executive leadership team	•

In light of the number of executive management changes, the Committee was more actively involved than previously to ensure that compensation levels are appropriate based on the competitive marketplace and internal equity

•	Commenced comprehensive evaluation and redesign of executive compensation program with the objective of establishing an improved program for 2008	•	Executive compensation program elements were reviewed on a periodic basis to assess market competitiveness and alignment with business needs and business strategy	•	Ensure that the executive compensation program is an effective tool to attract, retain and motivate executive management in aligning pay with performance and the shareholders’ interests

2006 Compensation Committee Actions

	ACTION		PRIOR PRACTICE		REASON FOR ACTION

•	Aligned compensation structure based on 50th percentile target pay	•	Compensation structure was aligned to the 75th percentile for long-term compensation and actual pay for cash compensation	•	Better aligns compensation with market-based pay

•	Initiated a detailed annual review of tally sheets for the Named Executive Officers	•	Less formalized process to review compensation data for the Named Executive Officers	•	Consistent with “best practices” to institute a formal annual process to review all elements of compensation for the Named Executive Officers

•	Initiated limitations on executive change-in-control severance by limiting payment on performance shares to “target” level in the event of a Change in Control	•	Performance shares paid out at maximum level in the event of a Change in Control	•	Alignment with best practices and the shareholders’ interests

•	No employment contract with new CEO (maintained employment-at-will relationship)	•	Prior CEO had a separate employment contract	•	Desire for “at-will” employment of CEO in light of his promotion from within the Company

•

Strengthened the link between CEO pay and shareholder value (for example by making Mr. Kindler’s initial stock option grant upon his becoming CEO only exercisable if Pfizer’s stock price appreciates by at least 50 percent)

		•	Equity provisions for CEO tended to mirror those for other executives	•	Desire to align new CEO compensation package with increasing shareholder value

•	Established policies to recapture compensation from executives if certain acts occur	•	Recapture agreements were limited to gains attributable to long-term incentive compensation recognized during the prior 12 months	•	Alignment with best practices and good corporate governance procedures

•	Issued Performance Shares tied solely to relative Total Shareholder Return	•	Performance share payouts tied to both relative Earnings per Share growth and Total Shareholder Return	•	Better aligns with shareholder interests

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Executive Compensation: Compensation Discussion and Analysis

Elements of Total Compensation

Our approach to total compensation is to create a comprehensive compensation package designed to reward individual performance based on Pfizer’s short-term and long-term performance and how this performance links to our corporate strategy. The elements of our total compensation for executive officers, including the Named Executive Officers, are as follows:

Rewarding Short-Term Performance

•	Salary — The fixed amount of compensation for performing day-to-day responsibilities

•

Annual Incentive Plan (bonus) — Annual cash bonus awards earned for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year. Bonuses are structured to provide competitively based incentives to our executives to drive company performance.

Rewarding Long-Term Performance

•

Long-Term Incentive Awards — Granted to retain executives, build executive ownership, and align compensation with achievement of Pfizer’s long-term financial goals, creating shareholder value and achieving strategic objectives as measured over multi-year periods. During 2007, we used the following equity instruments:

	LONG-TERM INSTRUMENT		OBJECTIVE

•	Stock Options	•	Reward stock price appreciation

•	Restricted Stock Units (RSUs)	•	Encourage retention and provide alignment with shareholders as value received will be consistent with return to shareholders

•	Performance Shares	•	Reward relative total return to shareholders over a three-year performance period.

Other Elements of Total Compensation

•	Retirement Benefits — Amounts accrued for Pfizer pensions and other retirement savings.

•	Other Compensation — Matching contributions to the Pfizer Savings Plans, certain perquisites, or special benefits and severance.

Competitive Positioning

In 2005, the Committee established a compensation philosophy to target the pay of our executives at the median of both a peer group of pharmaceutical companies and a general industry comparison group of approximately 50% of the Fortune 100 companies. In 2006, the executive compensation structure was aligned with this philosophy. The Committee uses the median compensation data from these comparator groups as a guide even though Pfizer’s size and market capitalization may justify using a reference point that is higher than the median.

Our pharmaceutical peer group for 2007 consisted of the following companies, which were selected based on their size, market capitalization value and complexity of their business.

Pharmaceutical Peer Group

Abbott Laboratories	GlaxoSmithKline
Amgen	Johnson & Johnson
AstraZeneca	Merck and Co., Inc.
Bristol-Myers Squibb	Schering-Plough Corporation
Eli Lilly and Company	Wyeth

The general industry comparison group was selected based on the same criteria as above, from other industry sectors determined by the Committee to have similar pay models.

General Industry Comparison Group

Alcoa	General Motors
Allstate	Hewlett-Packard
Altria Group	Honeywell
American Express	Intel
AIG	International Paper
Bank of America	IBM
Boeing	J.P. Morgan Chase
Cardinal Health	Lockheed Martin
Caterpillar	Merrill Lynch
Chevron	MetLife
Cisco	Microsoft
Citigroup	Motorola
Coca-Cola	PepsiCo
Comcast	Procter & Gamble
ConocoPhillips	TimeWarner
Dell	United Parcel Service
Dow Chemical	United Technologies
DuPont	UnitedHealth Group
ExxonMobil	Verizon
Fannie Mae	Viacom
FedEx	Wachovia
Ford Motor	Walt Disney
General Electric	Wells Fargo

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Executive Compensation: Compensation Discussion and Analysis

Using the information from these two groups, the Committee compares each executive officer position to similar positions. Where there is no similar position, the Committee compares the Pfizer position to a range of positions in the two groups that are the closest matches, and then assigns the Pfizer position to a salary grade.

The Committee uses these salary grades to determine the preliminary salary recommendation, the preliminary target bonus award opportunity, and the target long-term equity incentive award value for each executive position. Each salary grade is expressed as a range with a minimum, midpoint, and maximum. The Committee seeks to set the midpoint for salaries, target bonus award levels, and target annual long-term incentive award values for our executive officer positions to roughly the median for executives in equivalent positions in the two comparison groups. The minimum level of each salary grade is set close to the bottom quartile of these groups, while the maximum level is set close to the top quartile of each group.

This framework provides a guide for the Committee’s deliberations. The actual total compensation and/or amount of each compensation element for an individual executive officer may be more or less than this median figure.

HOW WE MAKE COMPENSATION DECISIONS

In February of each year, the Committee reviews the total compensation of our Executive Leadership Team (ELT), the executive officers reporting to the CEO, including salaries, target bonus award opportunities, target annual long-term incentive award values, perquisites and other benefits (including retirement, health, and welfare benefits), and severance arrangements. The Committee then sets each executive’s compensation target for the current year. Typically, this involves establishing their annual bonus opportunities and granting long-term equity incentive awards. Regular salary adjustments become effective on April 1st. The Committee’s decisions are reviewed and ratified by the Board.

In making these compensation decisions, the Committee uses several resources and tools, including competitive market information. For example, the Committee has a “tally sheet” for each executive officer that assigns a dollar amount to each of his or her compensation elements, including current cash compensation (salary and target annual bonus opportunity); accumulated deferred compensation; outstanding equity awards; retirement, health, and welfare benefits; perquisites; and potential severance payments. The Committee believes that the use of the tally sheets is useful in evaluating each executive officer’s total compensation and the market competitiveness of that compensation.

Decisions about individual compensation elements and total compensation are ultimately made by the Committee using its judgment, focusing primarily on the executive officer’s performance against his or her individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considers a variety of qualitative factors, including the business environment in which the results were achieved. Thus, with the exception of the performance share awards discussed below, the compensation of our executives is not entirely determined by formula.

Performance Objectives and Annual Cash Incentive Awards (Bonus)

We use annual bonuses to reward our executive officers, including the Named Executive Officers, for Pfizer’s short-term performance in achieving pre-established financial and strategic goals set at the overall Pfizer, business unit and individual levels. In the first quarter of each year, based on Mr. Kindler’s recommendations for his direct reports, the Committee establishes the target annual bonus award opportunity for each executive salary grade and approves the performance objectives for the current year. All references to Mr. Kindler’s recommendations relate to executives other than himself. All decisions related to Mr. Kindler are made by the Committee and are ratified by the Board.

Target Award Opportunities

Each Named Executive Officer’s 2007 target bonus award opportunity was set as a percentage of salary based on salary grade. The Committee determined the target bonus levels based on its evaluation of competitive market data and internal equitability.

For 2007, target bonus opportunities for the Named Executive Officers ranged from 60–150% of salary. These target levels are at or below the market median for similar positions. Where an executive had responsibilities increased during the year and/or was promoted, the target bonus opportunity for the year was adjusted pro rata to reflect the new salary range and target bonus opportunity.

For purposes of Section 162(m) of the Internal Revenue Code (“162(m)”), the total amount of any bonus that can be paid to an executive officer in any one year is limited to a maximum of 0.3% of Pfizer’s “adjusted net income” (which for these purposes is defined as operating income from continuing operations, reduced by taxes and interest expense, and adjusted for any one-time gains or other non-recurring events). Since actual bonus amounts are based on the Committee’s assessment of each executive’s level of achievement against his or her specified goals, an executive’s bonus may be more or less than target, subject to the overall adjusted net income cap.

Performance Objectives

Based on Mr. Kindler’s recommendation, the Committee approves the financial and strategic performance objectives for each executive officer, including each other Named Executive Officer. In selecting the financial performance objectives, the Committee sought to have the executives focus on Pfizer’s operating financial

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Executive Compensation: Compensation Discussion and Analysis

performance, including cost-control and generating cash flow to maintain and increase dividends and further our research and development activities. The Committee set strategic performance goals designed to have the executives focus on business and new product development and the successful launches of new products. Goals were also set to reward each business for actions directly related to its own activities and to reinforce accountability.

2007 Performance Process

The Committee selected and weighted Mr. Kindler’s goals, taking into consideration Pfizer’s current financial and strategic priorities. The Committee recognizes that shareholder return should be emphasized, but also that performance against this metric may not be reflected in a single 12-month period. For 2007, 60% of Mr. Kindler’s bonus award opportunity was based on the Committee’s assessment of Pfizer’s total financial performance. This weighting was raised from 20% in 2006. Mr. Kindler’s financial performance for 2007 was measured by the following metrics:

•	Total revenues

•	Adjusted diluted earnings per share

•	Cash flow from operations

The remaining 40% of his award opportunity was based on the Committee’s assessment of the following strategic goals:

•	Establishing a lower, more flexible cost base and instituting fundamental change within the organization

•	Progress in advancing research and developing new products

•	Executing a business development strategy to create additional sources of revenue

•	Improving internal and external relationships and engaging collaboratively with colleagues, patients, customers, business partners, regulators and legislators

The Committee selected these strategic goals based on its judgment that they represent areas where Mr. Kindler should focus his energies to drive Pfizer’s business forward. Mr. Kindler’s goals were approved by the Board and his progress was periodically reviewed by the Committee and the Board during the year.

For 2007, annual bonuses for our other Named Executive Officers were based on performance measured against a combination of financial goals and one or more strategic goals, related to Pfizer’s business for the year, as follows:

Weightings Assigned to Each Performance Objective for the Named Executive Officers

	Mr. Kindler	Mr. D’Amelio(2)	Mr. Shedlarz	Mr. Read	Dr. Mackay(3)	Dr. LaMattina

Financial Objectives
Pfizer Inc.	60%	30%	45%	30%	30%	30%
Business Unit Metric		15%	20%	40%	30%	30%
Operating Budget(1)					10%	10%

Total Financial Objectives	60%	45%	65%	70%	70%	70%

Execution of Change Priorities to improve productivity and reduce costs	20%	25%	25%	20%	20%	20%

Strategic Objectives	20%	30%	10%	10%	10%	10%
• Increasing the value of the pipeline through development of new products
• Executing business development strategy to create additional sources of revenue
• Improving relationships with internal and external constituencies to better achieve objectives
• Division-specific strategic objectives

Total	100%	100%	100%	100%	100%	100%

Mr. Levin’s 2007 financial objectives were 40%, but are not included in this table based on his termination date of November 2, 2007.

(1)	Operating budget is included in business unit metric for Mr. Read and Mr. Shedlarz.

(2)	Mr. D’Amelio joined Pfizer on September 10, 2007. Goals were set shortly thereafter.

(3)	Dr. Mackay was promoted to President, R&D in October 2007.

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Executive Compensation: Compensation Discussion and Analysis/Executive Compensation Decisions

The specific performance goals and relative weighting between financial and strategic performance varied among the Named Executive Officers depending on their individual position. Initially, Mr. Kindler made recommendations for the goals and relative weightings for each executive to reflect the priorities in their respective areas of responsibility. The Committee then considered and judgmentally adjusted these recommendations, as appropriate. The financial objectives were weighted in the range of 45% to 70% for each Named Executive Officer. The Pfizer Inc financial objective was based on targets of total revenue of $47.6 billion, adjusted diluted earnings per share of $2.20, and cash flow of $12.5 billion. The differences in weightings were based on the Committee’s and Mr. Kindler’s evaluation of each individual’s priorities and effects on results.

The Committee set the target levels for the financial and strategic objectives relating to the annual bonus and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the targets was significant and reasonable given the business environment and related factors. The Committee increased the portion of each continuing Named Executive Officer’s annual cash incentive award attributable to financial goals over 2006 levels to better align with shareholder interests. Mr. D’Amelio’s goals were set when he joined Pfizer in September and Dr. Mackay’s goals were updated to reflect his new role upon his promotion.

2007 EXECUTIVE COMPENSATION DECISIONS

The Committee works with Mr. Kindler to evaluate the performance and set the compensation of our executive officers, including the other Named Executive Officers and his direct reports. Mr. Kindler presents his initial performance evaluation and compensation recommendations for each of the executive officers, including proposed salary adjustments, bonus awards and long-term incentive award values. The Committee supplements Mr. Kindler’s recommendations with its evaluation (and that of other members of the Board of Directors) of the individual’s performance as well as its view of the individual’s potential within the organization, in finalizing its compensation actions. The Committee makes the decisions about Mr. Kindler’s compensation and is responsible for evaluating his performance in consultation with the Board of Directors.

CASH COMPENSATION

2007 Salary

Salary increases for our Named Executive Officers in 2007 were determined by the Committee after considering salary data from the pharmaceutical and general industry comparison groups, their position in the salary range for their grade, as well as consideration of the internal pay relationships for our executives based on their relative duties and responsibilities. The Committee also considered a number of other factors, including the individual performance, experience, future advancement potential of each Named Executive Officer, impact on Pfizer’s results, and importance of retention.

During 2007, the Company made significant changes in its Executive Leadership Team (ELT). As part of the annual compensation process, the Committee increased Mr. Kindler’s salary from $1,350,000 to $1,500,000; Mr. Shedlarz’ salary from $1,016,600 to $1,070,300; Mr. Read’s salary from $875,000 to $920,000, and Dr. LaMattina’s salary from $885,200 to $920,000. Dr. Mackay was not part of the ELT at the time of the annual merit increase cycle but he received a merit increase from $590,000 to $650,000. In addition, as a result of assuming greater responsibilities which resulted in promotions, the Committee increased Mr. Read’s salary from $920,000 to $1,026,000 and Dr. Mackay’s salary from $650,000 to $900,000. Mr. D’Amelio’s salary was set at $1,026,000 when he joined Pfizer in September 2007.

2007 Performance Year Bonus

The actual bonuses paid to the Named Executive Officers for 2007 were determined by the Committee based on its subjective evaluation of each executive’s performance with input from Mr. Kindler and the Board. Based on his evaluation of each executive’s performance against goals established for the year, Mr. Kindler submitted proposed bonus recommendations to the Committee. The Committee exercised its judgment to adjust these recommendations based on its own evaluation of each executive’s performance, the executive’s relative contribution to the Company’s overall performance and the executive’s response to unplanned or unforeseen events. The Committee also placed significant emphasis on Pfizer’s performance for the year against the three financial measures (i.e., adjusted earnings per share, revenue and cash flow from operations).

In determining Mr. Kindler’s bonus for 2007 performance, the Committee considered its evaluation of his performance which included the Company’s overall performance, the significant restructuring and cost reductions, the actions taken to expand the research pipeline of new products, his overall management of the Company and the handling of unexpected challenges.

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Executive Compensation: Executive Compensation Decisions

The 2007 annual bonus award opportunities and the actual bonus payments for each of the Named Executive Officers are presented in the following table:

2007 Annual Cash Incentive Awards

Name	Target Payout as a % of Salary (1)	Payout Range as a % of Salary	Target Award (Dollar Value)	Maximum Award (Dollar Value)	Actual Award (Dollar Value)		Actual Award as a % of Salary

J. Kindler	150%	0–300%	2,193,800	4,387,600	3,100,000		212%
F. D’Amelio	80%	0–160%	253,050	506,100	340,000		106%
D. Shedlarz	90%	0–180%	951,200	1,902,400	951,200		90%
I. Read	77%	0–154%	725,163	1,450,326	990,000		105%
M. Mackay	69%	0–138%	552,917	1,105,834	645,000		92%
A. Levin	60%	0–120%	412,800	825,600	486,750	(2)	71%
J. LaMattina	75%	0–150%	683,550	1,367,100	683,500		75%

(1)

Target bonuses for 2007 were set as a percentage of salary. Upon an increase in responsibilities or promotion during the year, the target bonus percentage may be increased to reflect the new role. The target award amounts for Mr. Read and Dr. Mackay were set by the Committee to reflect their new salaries and bonus targets in recognition of their increased responsibilities and promotions. Additionally, Mr. D’Amelio’s target award is based on the portion of the year worked.

(2)	Represents pro-rata portion of prior year’s bonus pursuant to his separation agreement.

ANNUAL EQUITY AWARDS GRANTED IN 2007

In February 2007, executive officers employed at the time of the annual grant, other than Mr. Kindler, received long term awards consisting of stock options, RSUs and performance shares. Mr. Kindler’s award consisted of stock options, performance shares and no RSUs, which the Committee regarded as a way to emphasize performance in his total compensation as discussed in the “Equity Award Allocation” section.

Stock options represent the right to receive the appreciation of Pfizer common stock over a ten-year period. The stock options vest after three years. The appreciation of Pfizer stock is measured by the difference between the market price at the time of exercise and the grant price (closing market price on the date of grant). Therefore, the stock options deliver compensation based on absolute stock price appreciation over their term.

RSUs represent a promise to pay shares of Pfizer common stock upon the completion of a service-based vesting period. The RSUs are not considered “performance-based compensation” for purposes of Section 162(m) and, therefore, the value of these awards made to our executives who are subject to Section 162(m) may not be deductible by Pfizer. To mitigate this result, all Named Executive Officers upon vesting and all other executive officers upon termination of their employment are required to defer receipt of their RSUs until they are no longer subject to Section 162(m) or the January 31 of the year following their termination date, whichever is earlier. Deferred RSUs may be invested either in Pfizer stock units or in a cash fund earning interest at 120% of the applicable federal long-term rate. Until RSUs are distributed, any dividend equivalents earned are reinvested in additional RSUs.

Performance share awards provide the opportunity to earn shares of Pfizer common stock based on our total shareholder return measured over a three-year period, relative to the pharmaceutical peer group (see “Competitive Positioning” section). Upon completion of the performance period, dividend equivalents that would have been earned over the three-year period on the number of shares in the earned award are calculated and paid in shares.

2007 EQUITY AWARD TARGET VALUES

The target value of each Named Executive Officer’s long-term equity incentive award is set based on competitive market data. Initially, all executives in the same salary grade receive the same preliminary target award value. Then, exercising its judgment, the Committee adjusts these preliminary target award values to recognize and reward individual performance during 2006, to recognize the executive’s potential to assume greater responsibility in an evolving organization, and to ensure retention of the executive through Pfizer’s transformational period. As a result, the actual target award values for each executive may be more or less than his or her preliminary target award value. Past equity awards did not significantly influence individual award values because the Committee determined that none of the executive officers had been materially advantaged or disadvantaged by its recent grant practices to an extent that required a current adjustment.

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Executive Compensation: Executive Compensation Decisions

2007 EQUITY AWARD ALLOCATIONS

Mr. Kindler’s long-term equity incentive award value was equally split between stock options and performance shares. It was structured to emphasize the Committee’s expectation that he would focus his efforts on improving Pfizer’s stock price performance, both on an absolute basis (since he will realize value from his stock option grant only if Pfizer’s common stock appreciates in value over time) and on a relative basis (through his performance share award, which will vest only if Pfizer’s total shareholder return compares favorably to peer companies in the pharmaceutical industry).

The long-term equity incentive awards for our other Named Executive Officers consisted of stock options, RSUs, and performance share awards. We use multiple equity vehicles to balance different objectives. Stock options are used to reward our executives for improving absolute shareholder value. Performance share awards are used to recognize relative shareholder value. RSUs are used for their potential retention value.

On February 22, 2007, we made our annual long-term grants. The target value of the long-term equity incentive awards for our Named Executive Officers (with the exception of Mr. Kindler) was generally allocated as follows: 50% to stock options, 25% to RSUs, and 25% to performance share awards. This allocation of value among the three vehicles was based, in part, on an analysis of the type and size of the equity awards granted to the executives of the companies in the pharmaceutical and general industry comparison groups and, in part, on where the Committee wanted our executives to focus their attention and energies in executing on our long-term business strategy.

In some instances, the Committee exercised its judgment to adjust these allocations based on an executive officer’s individual performance, future advancement potential, and retention considerations. In the case of RSUs, the Committee also assessed the potential value of the executive’s aggregate unvested equity holdings to ensure that there was an appropriate retentive characteristic to these holdings. As a result, the actual target award allocation for each executive could be more or less than the preliminary award allocation.

Once the target long-term equity incentive award values are set and the allocation among equity instruments determined, the number of shares of Pfizer common stock comprising the target grants in each equity instrument for the Named Executive Officers were calculated using the estimated accounting-based fair value.

2007 PERFORMANCE SHARE AWARDS

The number of shares that may be earned under the performance share awards granted in February 2007 is based on a prescribed formula comparing Pfizer’s total shareholder return, including reinvestment of dividends, over a three-year period, in relation to the pharmaceutical peer group. If total shareholder return is below the threshold level compared to this peer group, then no shares are earned. If the total shareholder return is above the threshold level, but is negative in the absolute, then the number of shares awarded is limited to the target amount. If total shareholder return exceeds the threshold level compared to this peer group, varying numbers of shares (up to the maximum of 200% of target) are earned as follows:

Consistent with its decision in 2006 and to maintain continuity, the Committee selected total shareholder return as the sole performance measure for the 2007 performance share award cycle.

Performance Share Awards
Relative Performance/Payout Matrix

Pfizer Relative Performance	Maximum Payout as a % of Target

1 (highest)	200%
2	200%
3	175%
4	150%
5	125%
6	100%
7	75%
8	50%
9 (threshold)	25%
10	0%
11 (lowest)	0%

Note: See Pharmaceutical Peer Group in Elements of Total Compensation Section

In the Committee’s view, our relative total shareholder return compared with the pharmaceutical peer group remained a strategic priority during this period. The specific individual performance levels listed above were set at these points to ensure that realized value would be received by our executive officers at the competitive median for target performance, in the bottom quartile of the peer group for threshold performance, and in the top quartile for maximum performance.

Outstanding Performance-Contingent Share Awards

Prior to the use of Performance Share Awards, for 2003, 2004, and 2005, we granted “Performance-Contingent Share Awards,” or PCSA to our executive officers, including the Named Executive Officers. Each executive officer’s award was based on the individual’s salary level, taking into consideration competitive data from the then-existing peer groups. These awards provide

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Executive Compensation: Executive Compensation Decisions

shares of Pfizer common stock if Pfizer achieves specified total shareholder return and diluted earnings-per-share levels over a five-year period compared to this pharmaceutical peer group.

The number of shares that may be earned under the PCSA is based on a prescribed formula comparing Pfizer’s total shareholder return (including reinvestment of dividends) and the change in diluted earnings per share over a five-year period compared to the then-existing pharmaceutical peer group. These two performance measures are weighted equally. If Pfizer’s performance in both measured areas is below the threshold level in relation to this peer group, then no shares are earned. If Pfizer’s performance exceeds the threshold level compared to the peer group for either one or both measures, varying number of shares (up to a maximum of 167% of target) are earned.

Our 2006 long term equity grant made to our executive officers included Performance Share Awards. These performance shares follow the same approach that we used for the 2007 Performance Share Awards as described under “Performance Share Awards” above.

For the award cycles beginning in 2003 and 2004, the pharmaceutical peer group consisted of Abbott Laboratories, Baxter International Inc., Bristol-Myers Squibb, Colgate-Palmolive Company, Eli Lilly and Company, Johnson & Johnson, Merck and Co., Inc., Schering-Plough Corporation, and Wyeth. For the award cycles beginning in 2005 and thereafter, the pharmaceutical peer group is our current pharmaceutical peer group (see “Competitive Positioning” section).

The following table lists Pfizer’s performance ranking, based on total shareholder return and diluted earnings per share (as reported), compared to the performance of our pre-2005 pharmaceutical peer group, and the corresponding performance share payout.

Performance Share Payout for 2003–2007 Performance Award Cycle

		Total Shareholder Return	Change in (As Reported) Diluted Earnings per Share(1)

Name	Performance Period	Ranking Pfizer out of # of Peer Companies	Ranking Pfizer out of # of Peer Companies	Payout as a % of Target	Target Award		Actual Award Shares		Actual Award Value at $22.55 Per Share

Jeffrey Kindler	2003–2007	10 out of 10	8 out of 10	16.67%	73,860		—	(3)	—
David Shedlarz	2003–2007	10 out of 10	8 out of 10	16.67%	77,100		12,850		$289,768
Ian Read	2003–2007	10 out of 10	8 out of 10	16.67%	42,600		7,100		$160,105
Martin Mackay	2003–2007	10 out of 10	8 out of 10	16.67%	30,600		5,100		$115,005
Alan Levin	2003–2007	10 out of 10	8 out of 10	16.67%	52,254	(2)	8,709		$196,388
John LaMattina	2003–2007	10 out of 10	8 out of 10	16.67%	62,520		10,420		$234,971

Based on Mr. D’Amelio’s hire date in September 2007, he does not have any outstanding awards under this Program.

(1)	Beginning in 2006, total relative shareholder return will be the only performance measure applied to the Performance Share Awards Program.

(2)	Based on Mr. Levin’s termination date of November 2, 2007, the target performance shares have been prorated from 54,000 to 52,254 for this performance period.

(3)

Upon Mr. Kindler’s promotion to CEO on July 31, 2006, the Compensation Committee added a second performance criteria which is that these shares would be settled in Restricted Stock Units (RSUs) at the end of the performance period and will only become payable, if and when, the Company’s three-year Total Shareholder Return exceeds the median for the pharmaceutical peer group. These RSUs will be forfeited if this second performance criteria is not met prior to Mr. Kindler’s retirement or other termination of employment (other than for death or disability). Based on the performance during the performance period ending in 2007, the number of RSUs settled from the target award is 12,310 with a value of $277,591 at $22.55 per share.

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Executive Compensation: Changes for the 2008 Program

CHANGES FOR THE 2008 PROGRAM

In November 2007, based on the results of the comprehensive review of our executive compensation program, the Committee approved a restructuring of the program. The Committee believes that the restructured program, which is effective in 2008, will better support the ongoing transformation of Pfizer’s business initiated in 2007. This restructuring is based on three key principles:

Positioning	Placing	Rewarding

Total direct compensation, as well as each individual compensation element, will be positioned at approximately the median of our peer companies (with an emphasis on pharmaceutical companies with a large market capitalization)

	Greater emphasis on using annual incentive awards to achieve Pfizer’s short-term operating financial objectives where incremental progress is critical during the transformation period	Both absolute and relative improvements in total shareholder return through long-term equity incentive awards

This restructuring, which is designed to ensure that total direct compensation (the sum of salary, annual cash incentive awards, and long-term equity awards) is competitive and tied to performance, will result in three significant changes to our executive compensation program in 2008.

First, each compensation element and total direct compensation will be structured to more closely track the median compensation of similarly sized pharmaceutical companies. Our salary midpoints continue to reflect the competitive median and our target annual bonus award opportunities are also more consistent with the competitive median, given median-level performance.

Second, during the transformational period, we have shifted 25% of the target amount of our long-term equity awards to a new short-term incentive award program. This shift will be reevaluated in three years. This target amount (denominated as a dollar value) was established early in 2008 and the actual award payout will be determined in early 2009 based on 2008 performance. Unlike the current bonuses, which are paid entirely in cash, this new short-term incentive award will be paid 50% in cash and 50% in restricted stock units that are subject to a three-year, service-based vesting schedule (the Named Executive Officers may also elect to receive 100% of this award in restricted stock units). The Committee believes that this redesign will further promote the achievement of Pfizer’s annual financial objectives during this transformation period while strengthening the link to shareholder value. This new short-term incentive award does not contribute to pensionable earnings.

Finally, for 2008 our long-term equity awards will be allocated equally among three forms:

Stock Appreciation Rights (SARs)	Restricted Stock Units (RSUs)	Performance Shares

SARs with dividend equivalents that vest after three years and are automatically exercised on the fifth anniversary of grant. Upon exercise, the change in the market price of Pfizer common stock (which could be positive or negative) difference in the market price of Pfizer common stock over the five-year term plus accumulated dividend equivalents over the term, is payable in stock

Stock units that vest after three years based on continued service. The value of the units, plus reinvested dividend equivalents, are payable in stock upon vesting

Shares tied to Pfizer’s relative total shareholder return as compared to a peer group of pharmaceutical companies with a large market capitalization. Shares earned, plus corresponding accumulated dividend equivalents, are payable in stock at the end of the three-year performance period

These changes are intended to focus our executive officers on meeting Pfizer’s annual financial objectives, as well as setting our long-term equity incentive awards to more closely track our stockholders’ return on their investment. As a result of these changes, approximately 60% of the CEO’s total direct compensation, at target levels, is being delivered in equity. For the remaining active Named Executive Officers, approximately 56% of their total direct compensation, at target levels, is being delivered in equity.

Our SARs differ from traditional stock options as our SARs will mirror Total Shareholder Return. They will deliver value equal to the difference between the Settlement Price and the Grant Price, plus the dividends accumulated during the five-year term. If the difference in stock price is negative, then the accumulated dividends are reduced by this amount to achieve the total shareholder return reward result. The Grant Price is the closing stock price on the date of the grant ($22.55) and the Settlement Price is the 20-day average closing stock price ending on the fifth anniversary of the grant. The value will be delivered in shares of common stock, net of tax withholding.

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Executive Compensation: Changes for the 2008 Program

The Compensation Committee approved salary increases and 2008 target bonus levels for the continuing Named Executive Officers as follows:

2008 Salaries and Target Annual Cash Incentive (Bonus) Amounts

Name	January 1, 2008 Salary ($)	April 1, 2008 Salary ($)	2008 Target Bonus (%)	2008 Target Bonus ($)	(1)

J. Kindler	1,500,000	1,600,000	150%	2,390,250
F. D’Amelio	1,026,000	1,060,000	90%	861,840
I. Read	1,026,000	1,060,000	90%	861,840
M. Mackay	900,000	950,000	90%	861,840

Note: This table only includes continuing executives.

(1)         2008 target bonus amounts are based on salary range midpoints rather than actual salary as was the practice in prior years.

BONUS CRITERIA

For 2008, 50% of Mr. Kindler’s bonus will be based on the financial performance of the Company as measured by the following metrics:

•	Total revenues

•	Adjusted diluted earnings per share

•	Cash flow from operations

The remaining 50% of his bonus will be based on the Committee’s assessment of the following strategic goals:

•	Increasing the value of the product portfolio through both internal and external development

•	Company Performance Objectives designed to deliver revenue, maximize R&D productivity, and effectively manage resources

•	Implementation of substantial initiatives based on continuous improvement and innovation to enhance the efficiency and effectiveness of all areas of the business

•	Improvement in important organizational metrics associated with engagement, talent management and diversity to ensure our business is positioned for long-term success

The Committee selected these strategic goals based on its judgment that they represent areas where Mr. Kindler should focus his energies to drive Pfizer’s business forward. The ELT, including the continuing Named Executive Officers, will also be accountable for achievement of these financial and strategic goals with each individual having the same allocation as Mr. Kindler between the financial and strategic goals.

2008 LONG-TERM EQUITY INCENTIVE AWARDS

In February 2008, the Committee granted long-term equity incentive awards to the Named Executive Officers in consideration of their 2007 performance and their future performance. The table below shows the SARs, RSUs, and performance share awards made to the Named Executive Officers:

Name	Performance Period (or Other Period Unit Maturation or Payment)	Estimated Future Payouts Under the Performance-Share Program(1)					Long-Term Value Shifted to Short- Term(6)

		Threshold(2) (#)	Target(3) (#)	Maximum (#)	SARs Grant(4) (#)	RSU Grant(5) (#)

J. Kindler	1/1/08 – 12/31/10	24,693	98,771	197,542	399,645	98,771	$2,250,000
F. D’Amelio	1/1/08 – 12/31/10	10,426	41,703	83,406	168,739	41,703	$950,000
I. Read	1/1/08 – 12/31/10	10,426	41,703	83,406	168,739	41,703	$950,000
M. Mackay	1/1/08 – 12/31/10	9,877	39,508	79,016	159,858	39,508	$900,000

Note: This table only includes continuing executives.

(1) The actual number of shares that will be paid out at the end of the performance period, if any, cannot be determined because the shares earned by the Named Executive Officers will be based upon our future performance compared to the future performance of the peer group. Dividend equivalents on the actual shares earned will be paid in shares at the end of the performance period.

(2) If our performance is below the threshold level relative to the pharmaceutical peer group, then no shares will be earned. To the extent the Company’s performance exceeds the threshold performance level relative to the pharmaceutical peer group, a varying amount of shares of common stock up to the maximum will be earned.

(3) The target amounts varied up or down based on individual performance for 2007.

(4) These stock appreciation rights vest on the third anniversary of the grant date (February 28, 2011) and become payable on the fifth anniversary of the grant (February 28, 2013). The value delivered will be equal to the change in stock price over the term plus dividend equivalents accumulated during that period. The ending value will be the 20-day average closing stock price ending on the fifth anniversary of the grant.

(5) These restricted stock units vest on February 28, 2011. Dividend equivalents are reinvested during the restricted period.

(6) As part of the restructuring of the Executive Compensation Program, 25% of the long-term award value has been allocated as a short-term incentive target award (the actual award will be made in 2009 based on 2008 performance). The payout will be 50% RSUs/50% cash or 100% RSUs, if an election is made.

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Executive Compensation: New Chief Financial Officer

NEW CHIEF FINANCIAL OFFICER

COMPENSATION STRUCTURE

In filling our Chief Financial Officer position, the Committee recognized that it would be necessary to recruit from outside Pfizer to find an individual with the requisite experience, skills, and acumen. Accordingly, the Committee understood that it would need to develop a competitive total compensation package and, potentially, replace accrued compensation and benefits that would be forfeited, to successfully recruit a qualified candidate. Moreover, any employment offer would have to contain a financial inducement sufficient to motivate the candidate to leave his or her current employer for the uncertainty of a demanding position in a new and unfamiliar organization. At the same time, the Committee was sensitive to the need to integrate the new executive into Pfizer’s existing executive compensation structure, balancing both competitive and internal equity considerations.

Ultimately, the Committee settled on an employment offer comprising three principal pay components: a regular ongoing compensation proposal, a buy-out to replace foregone compensation, and an inducement award. The ongoing compensation component was designed to be consistent with Pfizer’s existing compensation arrangements with its other senior executives. The buy-out component, which is reflected below, was designed to ensure that Mr. D’Amelio was not financially advantaged or disadvantaged as a result of the compensation that he forfeited by leaving his former employer. As described below, this amount was structured to approximate the benefit provisions (e.g., the additional service credit under Pfizer’s retirement plan) and distribution timing of his foregone compensation arrangements (e.g., the vesting requirements for the RSU award). The inducement component was determined by the Committee in its judgment as a reasonable amount to motivate him to accept our employment offer. This amount is also reflected in the additional cash compensation and RSUs that were awarded.

Sign-on Bonus and Replacement Compensation

Mr. D’Amelio joined Pfizer as Chief Financial Officer on September 10, 2007. At that time, Mr. D’Amelio received a onetime “sign-on” payment of $1 million payable in March 2008, if he remained employed with Pfizer through the end of 2007. In addition, to replace certain compensation and benefits he forfeited when he left his former employer to join Pfizer, Mr. D’Amelio received the following amounts:

•	$2.7 million cash payment made on or around October 10, 2007

•

233,600 RSUs, and 292,000 stock options each vesting in one-third increments on September 28, 2008, 2009, and 2010 provided he is employed on the respective vesting date. If Mr. D’Amelio voluntarily terminates his employment without good reason after September 28, 2008 and before September 28, 2009, he will be required to pay to us an amount equal to the fair market value of the shares of Pfizer common stock issued to him for the RSUs that vested prior to the termination of employment

•	A supplemental retirement benefit representing six years of additional pension service credit, subject to five-year cliff vesting

Severance Agreement

As part of his hiring offer, we entered into a severance agreement with Mr. D’Amelio, providing that, if at any time before September 10, 2009, his employment is terminated without cause or for good reason, he will be entitled to receive a lump sum payment equal to the sum of:

•	his earned but unpaid salary through the termination date, and

•	a prorated portion of either his target or earned annual incentive award, whichever is greater, for the year in which the termination occurs.

In addition, he will be entitled to receive a lump sum amount equal to two full years’ salary, plus two times either his target or earned annual incentive award, whichever is greater, for the year of termination. Further, for the two-year period following termination of employment (or, if earlier, until he becomes eligible to receive group health coverage from another employer), he will continue to receive group health benefits from Pfizer at our expense.

The payments and benefits provided under the severance agreement will be reduced by any payments and benefits payable to Mr. D’Amelio as a result of termination of his employment following a change in control of Pfizer that occurs during the term of the severance agreement. Under the terms of the severance agreement, he is subject to certain confidentiality and non-disparagement provisions and, during his employment and for a subsequent period of 12 months, certain non-compete and non-solicitation provisions.

The Committee decided, in its judgment, that this agreement was needed to recruit Mr. D’Amelio to join Pfizer and to mitigate the risks associated with leaving his former employer and assuming the challenges of his new position. Mindful of the potential total value of this agreement in the event of a termination of employment during his first three years with Pfizer, the Committee limited the amount of severance to his salary and target or earned annual incentive award for this period, did not provide accelerated vesting of unearned equity awards, and provided for a reduced payment in the event that his change-of-control severance clause was triggered during the period of the agreement. As a result, the Committee determined that the potential payments under this agreement were not excessive in relation to his employment service.

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Executive Compensation:	Equity Award Grant Practices/Post Employment Compensation/Employment and Retirement Benefits

EQUITY AWARD GRANT PRACTICES

Each year, the Committee grants equity awards to eligible employees, including executive officers, at its February meeting. Typically, this meeting is scheduled for the fourth Thursday in February and is scheduled months in advance. Equity grants to newly hired employees, including executive officers, are made on the last business day of the month of hire. Special equity grants to continuing employees are made on the last business day of the month in which the award is approved. Stock option and SAR grants have an exercise price equal to the closing market price of Pfizer’s common stock on their grant date. Our equity incentive plans strictly prohibit the re-pricing of stock options without shareholder approval.

POST-EMPLOYMENT COMPENSATION

SEVERANCE

Continuing Named Executive Officers

Our executive officers, including the Named Executive Officers, do not have employment agreements and are not covered by a general severance plan, except Mr. D’Amelio as previously presented. Any severance payments or benefits paid to them upon a termination of employment, not related to a change in control of Pfizer, would be determined by the Committee, in its discretion, at that time. In making these decisions, the Committee considers an executive’s accumulated equity compensation values and projected pension benefits.

Severance Following a Change-in-Control

We have entered into change-in-control severance agreements with our elected corporate officers, including each of the Named Executive Officers. These agreements, which provide severance payments and benefits upon a termination of employment following a change in control of Pfizer, are described in the section headed “Estimated Benefits Upon Termination Following a Change in Control” in this Proxy Statement.

After considering industry practices and reviewing the policies and practices of the companies in the pharmaceutical and general industry comparison groups in 2006, the Committee determined that these agreements were necessary and appropriate to provide competitive compensation to the types of individuals we wanted to recruit and retain. The Committee also believes that these agreements are consistent with our overall compensation philosophy.

These agreements include a “double trigger,” meaning that they do not become operative in the event of a change in control unless the executive’s employment is terminated involuntarily following the transaction or voluntarily with good reason. We believe this structure strikes a balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who remain employed with an acquiring company in the event of a change-in-control transaction. The Committee continues to periodically monitor industry practice in this area to ensure that these agreements remain consistent with our overall compensation philosophy of targeting the competitive median while preserving our ability to attract and retain key executives.

EMPLOYMENT AND RETIREMENT BENEFITS

DEFERRED COMPENSATION

We permit our executive officers to defer receipt of their earned annual bonuses and any shares earned under performance share awards. Bonus award payments may be deferred into either a Pfizer stock unit fund or a cash fund earning interest at 120% of the applicable federal long-term rate (which fluctuated between 5.54% and 6.21% in 2007). The Pfizer stock unit fund is credited with reinvested dividend equivalent units. Performance shares may be deferred only into the Pfizer stock unit fund.

INSURANCE PLANS

We provide a number of health and family security benefits, such as medical insurance, dental insurance, life insurance (up to $250,000 coverage), and long-term disability insurance (up to $300,000 coverage) through our active employee flexible benefits plan. These benefits are available to all U.S.-based employees, including each Named Executive Officer, and are

Insurance Plan Costs – 2007

Officer	Company Cost ($)

J. Kindler	19,226
F. D’Amelio	5,292
D. Shedlarz	20,082
I. Read	17,073
M. Mackay	19,526
A. Levin	12,312
J. LaMattina	14,826

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Executive Compensation: Perquisites

comparable to those provided by the companies in the general industry comparison group. These programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees and at the same time enhance Pfizer’s attractiveness as an employer of choice.

VACATION AND PAID HOLIDAYS

All U.S.-based Pfizer employees, including our executive officers, qualify for paid holidays.

RETIREMENT AND SAVINGS PLANS

We provide a number of benefit plans, including the Pfizer Retirement Annuity Plan (a tax-qualified defined benefit plan), the Pfizer Savings Plan (a tax-qualified defined contribution plan), and related supplemental benefit restoration plans to our executive officers, including the Named Executive Officers, and other U.S.-based employees. These plans are described in the narrative accompanying the Pension Plan Table and Nonqualified Deferred Compensation Table in the “Compensation Tables” section of this Proxy Statement.

RETIREE HEALTHCARE BENEFITS

In addition to active employee benefits, we provide post-retirement medical, dental, and life insurance to retirees according to each “legacy company” plan under which the eligible employees are covered. A “legacy company” is the employee’s original employer, before Pfizer’s mergers with Warner-Lambert and Pharmacia. The Named Executive Officers are all covered under the legacy-Pfizer plans, which provide up to $12,000 of annual medical premium cost before age 65, $3,000 of annual medical premium cost after age 65, and up to $250,000 of life insurance coverage which reduces ratably to $2,500 10 years after retirement.

PERQUISITES

We provide a limited number of perquisites and other personal benefits to our Named Executive Officers, including the personal use of company aircraft, the use of a company car and driver for Mr. Kindler only, and financial counseling services. In limited instances, we allow executives the use of company transportation related to relocations. These benefits provide flexibility to our executives and increase travel efficiencies, allowing more productive use of their time, which, in turn, allows greater focus on Pfizer-related activities.

PERQUISITES POLICIES

The Company provided certain perquisites to senior management in 2007 as summarized below.

Company Aircraft

With the approval of the Chairman and CEO, the Company’s aircraft were used in the following situations:

•	The ELT members of Pfizer are eligible to use the aircraft for business purposes.

•	A spouse/partner is allowed to accompany the ELT member on the aircraft for Pfizer business purposes;

•

Under our policies, approximately 20 hours of personal use of each type of aircraft (fixed wing and helicopter) are generally allowed for use by the ELT member and their guests, flying on the same flight. The 20 hours of personal use does not include deadhead time. Occasionally, non-employee Directors when traveling on Pfizer business, may be accompanied by family members. The amounts disclosed in the “All Other Compensation” column in the Summary Compensation Table, were valued based on the incremental cost of the personal use of Company aircraft, using a method that takes into account the following items for the number of flight hours used (flight hours include deadhead time):

•	landing/parking/flight planning services expenses;

•	crew travel expenses;

•	supplies and catering;

•	aircraft fuel and oil expenses per hour of flight;

•	aircraft accrual expenses per hour of flight;

•	maintenance, parts and external labor (inspections and repairs) per hour of flight;

•	any customs, foreign permit and similar fees; and

•	passenger ground transportation.

Tax Reporting – Personal Use of Aircraft

As a result of the recommendations contained in an independent, third-party security study, the Board of Directors passed a resolution requiring that Mr. Kindler use the Company aircraft for personal travel. For income tax purposes, the amount included in the executive’s income is based on IRS regulations. This amount is not grossed up for taxes. This amount is generally lower than the incremental costs shown in the “Incremental Cost of Perquisites Provided to Named Executive Officers in 2007” table.

Car and Driver

The amounts disclosed below for the personal use of a Company car are based on the incremental cost to the Company, calculated as a portion of the cost of the annual lease, a portion of the cost of the driver and fuel used. The policy on the use of the cars for 2007 is outlined below:

•	cars and drivers were available to all ELT members for business

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Executive Compensation: Perquisites/Other Compensation Policies

reasons; to the extent they do use them for personal use, they are required to reimburse the Company.

•

for security reasons, cars and drivers were available to Mr. Kindler for personal use and for commutation. Mr. Shedlarz was permitted the continued use of the cars and drivers for personal use and commutation pursuant to the legacy policy.

•	a spouse/partner of an ELT member, if unaccompanied by the ELT member is allowed to use a Company-leased car for Pfizer business purposes only.

For tax purposes, with respect to the personal use and commutation by the CEO, the cost of the cars and fuel were imputed as income. As a result of the recommendations contained in an independent, third-party security study, the cost of the drivers is not reportable as income to Mr. Kindler for tax purposes.

Other Perquisites

The Company provides a taxable allowance of up to $10,000 to our executive officers for financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual charge for the services.

The Company does not provide or reimburse for country club memberships for any officers. Home security systems were available to the ELT members. The cost of any such systems was imputed as income to the recipients.

The following table summarizes the incremental value of perquisites for the Named Executive Officers in 2007.

2007 Incremental Cost of Perquisites Provided to Named Executive Officers

Name	Aircraft Usage ($)	Financial Counseling ($)		Car Usage ($)	Security ($)	Company Apt. ($)	Total ($)

J. Kindler	173,550	10,000		42,377	1,217	—	227,144
F. D’Amelio	30,810	—		—	—	—	30,810
D. Shedlarz	39,492	8,713		35,824	325	—	84,354
I. Read	73,118	15,000	(1)	—	—	—	88,118
M. Mackay(2)	92	5,000		—	—	—	5,092
A. Levin	—	10,012	(1)	—	—	—	10,012
J. LaMattina	2,111	10,000		—	—	—	12,111

(1) Financial counseling limit is $10,000 for each Named Executive Officer per year. Mr. Read and Mr. Levin’s financial counseling amount reflects $15,000 and $10,012, respectively which includes $5,000 and $12 attributable to 2006 benefits which were subsequently paid in 2007.

(2) Dr. Mackay became an ELT member in October 2007.

OTHER COMPENSATION POLICIES

TAX AND ACCOUNTING POLICIES

Section 162(m) limits to $1 million the amount of remuneration that Pfizer may deduct in any calendar year for its CEO and the three other highest-paid Named Executive Officers, other than the Chief Financial Officer. We have structured our annual cash incentive awards, SARs, performance share awards, and performance-contingent share awards to meet the exception to this limitation for “performance-based” compensation, as defined in Section 162(m), so that these amounts will be fully deductible for income tax purposes.

To maintain flexibility so that the executive compensation may be delivered in a manner that promotes varying corporate goals, we do not have a policy requiring all compensation to be deductible. Since Mr. Kindler’s and Mr. Shedlarz’ 2007 salaries were in excess of $1 million, a portion of these salaries and the value of their perquisites and other benefits were not deductible.

50  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

Executive Compensation: Other Compensation Policies/Role of Compensation Consultant

DERIVATIVES TRADING

No employee, including executive officers, may purchase or sell options on Pfizer common stock, nor engage in short sales of Pfizer common stock. Also, trading by executive officers and directors in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Pfizer common stock is prohibited. These same provisions also apply to our non-employee directors.

STOCK OWNERSHIP

We have stock ownership requirements for our executive officers, including the Named Executive Officers. Mr. Kindler is required to own Pfizer common stock equal in value to at least five times his annual salary. The other Named Executive Officers are required to own Pfizer common stock equal in value to at least four times their annual salaries. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period. Under these milestone guidelines, Mr. Kindler’s ownership requirement is currently four times his salary. As of March 1, 2008, Mr. Kindler has reached his milestone guideline and is expected to reach the full guideline in 2009.

COMPENSATION RECOVERY

The Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers and other executives where the payment was predicated upon the achievement of specified financial results that were the subject of a subsequent restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, all of the equity incentive awards that we grant contain compensation recovery provisions.

ROLE OF COMPENSATION CONSULTANT

Since 2003, the Compensation Committee has engaged George Paulin, Chief Executive Officer of F.W. Cook & Co. as an independent outside compensation consultant in accordance with the policy outlined below to fulfill the following responsibilities:

•	advise the Committee Chair on management proposals as requested;

•	undertake special projects at the request of the Committee Chair;

•	advise the Committee Chair on setting agenda items for Committee meetings;

•	review Committee agendas and supporting materials in advance of each meeting;

•	attend Committee meetings;

•	review the Company’s total compensation philosophy, peer group and competitive positioning for reasonableness and appropriateness;

•	review the Company’s total executive compensation program and advise the Committee of plans or practices that might be changed to improve effectiveness;

•	audit the selected peer group and survey data for competitive comparisons;

•	oversee and audit survey data on executive pay practices and amounts that come before the Committee;

•	provide market data and recommendations on CEO compensation without prior review by management except for necessary fact checking;

•	review draft Compensation Discussion & Analysis and related tables for our proxy statement;

•	review any significant executive employment or severance agreements in advance of being presented to the Committee for approval;

•	periodically review the Committee’s charter and recommend changes; and

•	proactively advise the Committee on best-practice ideas for Board governance of executive compensation as well as areas of concern and risk in the Company’s program.

In 2007, as part of his ongoing services to the Compensation Committee as described above, Mr. Paulin attended all meetings of the Committee and worked on the following projects:

•	advised the Committee with respect to the design and amounts of compensation for newly hired executive officers as well as promotion packages for executive officers promoted from within Pfizer;

•

actively participated in review and discussions of the new executive compensation program, described in the “Changes for the 2008 Program” section of this Proxy Statement. The consultant was involved in developing the new approach to setting bonus targets based on salary range midpoints as well as defining the appropriate long term incentives to best align executive performance with shareholder interests

•	performed a study on the relationship of total shareholder return to annual bonuses;

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Executive Compensation: Role of Compensation Consultant

•	reviewed proposed compensation and grading structure in connection with management re-organization;

•	advised on valuing severance obligations for departing executives;

•	advised on appropriate executive performance goals and metrics

The total amount of fees paid to Frederick W. Cook & Co. for services to the Committee in 2007 was $150,901. In addition, the Committee reimburses Mr. Paulin for all reasonable travel and business expenses. Frederic W. Cook & Co. receives no other fees or compensation from the Company, except a fee of less than $5,000 to provide an executive compensation survey.

POLICY—CRITERIA FOR SELECTION OF COMPENSATION COMMITTEE CONSULTANT

The Compensation Committee established the following criteria used to select a consultant to the Compensation Committee.

•	Degree of independence

	–	Financial independence—measured by dollar volume of other business conducted with Pfizer

	–	Independent thinking—subjectively assessed by their known work as well as information gathered in the screening interviews

•	Familiarity with the business environment

	–	Knowledge of the pharmaceutical industry

	–	Specific knowledge of Pfizer Inc, its senior management, and Board of Directors

	–	Broad knowledge of general industry current practices and emerging trends

	–	Public relations

•	Particular strengths and/or distinguishing characteristics including, but not limited to:

	–	Creative thinking

	–	Strong sense of corporate governance

	–	Special areas of expertise

	–	Ability to establish rapport or dynamic presence with groups

•	References from current clients where the consultant acts in an advisory role similar to the role desired by the Pfizer Compensation Committee

•	Potential issues

	–	Conflict of interest with other clients

	–	Degree of availability/accessibility

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Executive Compensation: Compensation Tables

COMPENSATION TABLES

2007 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	(1)	Stock Awards (e)	(3)

J. Kindler	2007	$1,462,500	$3,100,000		$1,162,835
Chairman and	2006	1,103,883	3,300,000		2,736,265
Chief Executive
Officer

F. D’Amelio	2007	$320,625	$4,040,000	(2)	$907,717
Chief Financial	2006	N/A	N/A		N/A
Officer

D. Shedlarz	2007	$1,056,875	$951,200		$62,339
Former Vice Chairman	2006	1,008,225	1,263,400		3,181,563

I. Read	2007	$944,083	$990,000		$190,134
President, Worldwide	2006	813,450	667,200		1,651,580
Pharmaceutical
Operations

M. Mackay	2007	$702,159	$645,000		$166,291
President,	2006	N/A	N/A		N/A
Global Research
& Development

A. Levin	2007	$687,943	$486,750		$36,998
Former	2006	784,575	580,600		2,026,454
Chief Financial
Officer

J. LaMattina	2007	$911,300	$683,500		$247,364
Former President,	2006	873,275	718,300		2,451,516
Global Research
& Development

(1) The amounts shown in this column constitute the annual cash bonus incentive awards made to the Named Executive Officers under the Annual Incentive Plan. The receipt of these awards may be deferred at the election of the recipient in accordance with the plan provisions. See related discussion in the section headed “Compensation Discussion and Analysis” in this Proxy Statement. For Mr. Levin, this bonus amount represents a pro-rata portion of prior year’s bonus pursuant to his severance agreement.

(2) Upon hire in September 2007, Mr. Frank D’Amelio received a $2.7 million cash replacement award for his partial year bonus and forfeited retention payments from his prior employer and also a $1 million sign-on cash incentive which was paid on March 1, 2008 based on employment provisions which are discussed in the section headed “New Chief Financial Officer” in this Proxy Statement. These payments are included in this column and were part of his employment offer. Also included in this amount is the bonus payment of $340,000 relating to his 2007 performance.

(3) This column shows the 2007 Financial Statement Expense under FAS 123R for all outstanding restricted stock, restricted stock units and performance shares. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables. These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Financial Report (Note 16, Share-Based Payments).

(4) This item represents the 2007 Financial Statement Expense under FAS 123R for outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in 2007. These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Financial Report (Note 16, Share-Based Payments).

(table continued on next page)

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Executive Compensation: Compensation Tables

2007 Summary Compensation Table (continued)

Name and Principal Position (a)	Year (b)	Option Awards (f)	(4)	Non-Equity Incentive Plan Compensation (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (h)	(5)	All Other Compensation (i)	(6)	Total (j)

J. Kindler	2007	$2,868,866		$0	$477,783		$441,456		$9,513,440
Chairman and	2006	1,971,676		0	422,091		265,318		9,799,234
Chief Executive
Officer

F. D’Amelio	2007	$205,922		$0	$927,990		$32,278		$6,434,532
Chief Financial	2006	N/A		N/A	N/A		N/A		N/A
Officer

D. Shedlarz	2007	$1,795,864		$0	$13,104,860		$188,766		$17,159,904
Former Vice Chairman	2006	3,255,375		0	1,381,064		185,843		10,275,470

I. Read	2007	$1,634,681		$0	$133,784		$160,626		$4,053,307
President, Worldwide	2006	1,104,982		0	455,792		86,159		4,779,162
Pharmaceutical
Operations

M. Mackay	2007	$677,759		$0	$113,687		$115,217		$2,420,113
President,	2006	N/A		N/A	N/A		N/A		N/A
Global Research
& Development

A. Levin	2007	$1,842,863		$0	$-154,923		$2,104,635		$5,004,265
Former	2006	1,092,181		0	212,143		70,345		4,766,299
Chief Financial
Officer

J. LaMattina	2007	$1,950,421		$0	$8,614,521		$3,362,043		$15,769,149
Former President,	2006	2,235,835		0	652,683		88,058		7,019,667
Global Research
& Development

(5) The Company does not pay “above market” interest on non-qualified deferred compensation, therefore, this column reflects pension accruals only. The pension accrual amounts represent the difference between the December 31, 2006 and December 31, 2007 present value of the age 65 accrued pension, or the current benefit if eligible for an unreduced pension, under the Retirement Plan and Supplemental Retirement Plan, based on the pension plan assumptions for each year as shown in the footnotes to the Pension Benefits table. The amount shown for Mr. Shedlarz reflects the change in his status from “early retirement” under the Retirement Plan (initially deferred to age 65, as required) which carries a reduction of 4% per year (prorated for partial years) on the age 65 annuity, to the “90-combination” of age plus years of service, which makes him eligible to retire and commence pension payouts without an early retirement reduction. For Dr. LaMattina, the value is shown based on the currently payable benefits. The amount shown for Dr. LaMattina reflects the change in his status from “early retirement” under the Retirement Plan (initially deferred to age 65, as required) which carries a reduction of 4% per year (prorated for partial years) on the age 65 annuity, to the “90-combination” of age plus years of service, which makes him eligible to retire without an early retirement reduction resulting from his separation agreement. For Mr. Levin, the value incorporates the pension benefits currently payable and the loss in the non-qualified deferred compensation plans. For Mr. D’Amelio, the value includes additional pension service credit.

(6) These amounts represent the sum of the Company’s Savings Plan matching contributions and the incremental cost to the Company of perquisites received by the Named Executive Officers. The Savings Plan matching contributions include Company matching funds under the Pfizer Savings Plan (a tax-qualified retirement savings plan) and under the related Supplemental Savings Plan. These Plans are discussed in more detail in the notes to the Non-Qualified Deferred Compensation Table. For Dr. Mackay, this includes a one-time $100,000 payment for housing expenses related to his promotion in October 2007. Severance payments for Mr. Levin and Dr. LaMattina are included in this column at $2,037,538 and $3,276,600, respectively.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  55

Executive Compensation: Compensation Tables

The following Grants of Plan Based Awards table provides additional information about stock and option awards and equity incentive plan awards granted to our Named Executive Officers during the year ending December 31, 2007. The Company does not have any non-equity incentive award plans and has therefore omitted the corresponding columns. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section headed “Long-Term Equity Incentive Awards.”

2007 Grants of Plan-Based Awards Table
					All Other Stock Awards: Number of Shares of Stock or Units (i) (#)		All Other Option Awards: Number of Securities Underlying Options (j) (#)

									Exercise or Base Price of Option Awards (k) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (l) ($)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)

Name (a)	Grant Date (b)	Threshold (f) (#)	Target (g) (#)	Maximum (h) (#)		(2)		(3)

J. Kindler	2/22/2007						760,000		25.87	3,123,600
		38,800	155,200	310,400						4,469,760
F. D’Amelio	9/28/2007						292,000		24.43	1,311,080
					233,600					5,706,848
D. Shedlarz	2/22/2007						326,100		25.87	1,340,271
					28,160					728,499
		7,040	28,160	56,320						811,008
I. Read	2/22/2007						250,000		25.87	1,027,500
					17,730					458,675
		4,433	17,730	35,460						510,624
	9/28/2007						25,000		24.43	112,250
					4,318					105,489
		1,080	4,318	8,636						117,838
M. Mackay	2/22/2007						120,000		25.87	493,200
					9,070					234,641
		2,268	9,070	18,140						261,216
	5/31/2007				15,000					412,350
	10/31/2007						62,500		24.61	288,125
					6,250					153,813
		1,563	6,250	12,500						170,750
A. Levin	2/22/2007						160,000		25.87	657,600
					15,640					404,607
		3,910	15,640	31,280						450,432
J. LaMattina	2/22/2007						177,500		25.87	729,525
					17,730					458,675
		4,433	17,730	35,460						510,624

(1) Amounts in this column represent the threshold, target, and maximum payouts under our Performance Share Award Program for the January 1, 2007 through December 31, 2009 performance period. For shares granted on February 22, September 28 and October 31, 2007, the FAS 123R value of these awards are $28.80, $27.29 and $27.32, respectively.

(2) The amounts shown in this column represent Restricted Stock Unit Awards granted on February 22, May 31, September 28, and October 31, 2007. The FAS 123R values for these awards are $25.87, $27.49, $24.43, and $24.61, respectively.

(3) Amounts in this column represent stock options granted to the executives during 2007 on February 22, September 28 and October 31. The grants were valued under FAS 123R at $4.11, $4.49, and $4.61, respectively.

56  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

Executive Compensation: Compensation Tables

The following table summarizes the equity awards we have made to our Named Executive Officers which are outstanding as of December 31, 2007.

2007 Outstanding Equity Awards at Year-End Table

		Option Awards(2)					Stock Awards(3)

Name (a)	Grant Date/ Performance Share Period(1)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (g)	Market Value of Shares or Units of Stock That Have Not Vested (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (j)

J. Kindler	1/2/02	150,000			$39.65	1/1/12
	2/27/03	133,334	66,666		29.33	2/26/13
	2/26/04	75,000	150,000		37.15	2/25/14
	2/24/05		261,000		26.20	2/23/15
	2/23/06		400,000		26.20	2/22/16	29,831	$678,059
	7/31/06		500,000		26.29	7/30/16
	2/22/07		760,000		25.87	2/21/17	76,680	$1,742,936
	1/1/2003–12/31/2007								73,860	$1,678,838
	1/1/2004–12/31/2008								75,480	$1,715,660
	1/1/2005–12/31/2009								58,332	$1,325,887
	1/1/2006–12/31/2008								27,690	$629,394
	1/1/2007–12/31/2009								155,200	$3,527,696
F. D’Amelio	9/28/07		292,000		24.43	9/27/17	236,567	$5,377,168
D. Shedlarz	8/27/98	222,162			35.21	8/26/08
	4/22/99	225,450			42.07	4/21/09
	2/24/00	160,000			32.94	2/23/10
	2/22/01	330,000			45.34	2/21/11
	2/28/02	200,000			41.30	2/27/12
	2/27/03	150,000	75,000		29.33	2/26/13
	2/26/04	91,667	183,333		37.15	2/25/14
	2/24/05		301,000		26.20	2/23/15
	2/23/06		400,000		26.20	2/22/16	34,098	$775,048
	2/22/07		326,100		25.87	2/21/17	29,171	$663,057
	1/1/2003–12/31/2007								77,100	$1,752,483
	1/1/2004–12/31/2008								77,100	$1,752,483
	1/1/2005–12/31/2009								66,672	$1,515,455
	1/1/2006–12/31/2008								31,650	$719,405
	1/1/2007–12/31/2009								28,160	$640,079
I. Read	8/27/98	81,000			35.21	8/26/08
	4/22/99	81,450			42.07	4/21/09
	2/24/00	60,000			32.94	2/23/10
	2/22/01	170,000			45.34	2/21/11
	2/28/02	100,000			41.30	2/27/12
	2/27/03	80,000	40,000		29.33	2/26/13
	2/26/04	46,667	93,333		37.15	2/25/14
	2/24/05		145,000		26.20	2/23/15
	2/23/06		193,000		26.20	2/22/16	15,201	$345,519
	2/22/07		250,000		25.87	2/21/17	18,367	$417,482
	9/28/07		25,000		24.43	9/27/17	4,372	$99,376
	1/1/2003-12/31/2007								42,600	$968,298
	1/1/2004-12/31/2008								42,600	$968,298
	1/1/2005-12/31/2009								27,480	$624,620
	1/1/2006-12/31/2008								14,110	$320,720
	1/1/2007-12/31/2009								22,048	$501,151

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Executive Compensation: Compensation Tables

2007 Outstanding Equity Awards at Year-End Table

		Option Awards(2)					Stock Awards(3)

Name (a)	Grant Date/ Performance Share Period(1)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (g)	Market Value of Shares or Units of Stock That Have Not Vested (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (j)

M. Mackay	8/27/98	21,000			35.21	8/26/08
	4/22/99	84,450			42.07	4/21/09
	2/24/00	39,600			32.94	2/23/10
	2/22/01	135,000			45.34	2/21/11
	2/28/02	65,000			41.30	2/27/12
	2/27/03	50,000	25,000		29.33	2/26/13
	2/26/04	33,334	66,666		37.15	2/25/14
	2/24/05		100,000		26.20	2/23/15
	2/23/06		120,000		26.20	2/22/16	9,232	$209,843
	2/22/07		120,000		25.87	2/21/17	9,395	$213,549
	5/31/07						15,374	$349,451
	10/31/07		62,500		24.61	10/30/17	6,329	$143,858
	1/1/2003–12/31/2007								30,600	$695,538
	1/1/2004–12/31/2008								31,500	$715,995
	1/1/2005–12/31/2009								20,820	$473,239
	1/1/2006–12/31/2008								8,570	$194,796
	1/1/2007–12/31/2009								15,320	$348,224
A. Levin	8/27/98	99,000			35.21	2/3/08
	4/22/99	109,950			42.07	2/3/08
	2/24/00	66,000			32.94	2/3/08
	2/22/01	183,000			45.34	2/3/08
	2/28/02	90,000			41.30	2/3/08
	2/27/03	60,000			29.33	2/3/08
	2/27/03	30,000			29.33	11/3/08
	2/26/04	33,334			37.15	2/3/08
	2/26/04	66,666			37.15	11/3/08
	2/24/05	192,300			26.20	2/3/08
	2/23/06	285,000			26.20	2/3/08
	2/22/07	160,000			25.87	2/3/08
	1/1/2003–12/31/2007								52,254	$1,187,733
	1/1/2004–12/31/2008								47,212	$1,073,129
	1/1/2005–12/31/2009								23,434	$532,655
	1/1/2006–12/31/2008								14,137	$321,334
	1/1/2007–12/31/2009								4,371	$99,353
J. LaMattina	8/27/98	81,000			35.21	8/26/08
	4/22/99	84,450			42.07	4/21/09
	2/24/00	65,000			32.94	2/23/10
	2/22/01	250,000			45.34	2/21/11
	2/28/02	100,000			41.30	2/27/12
	2/27/03	66,667	33,333		29.33	2/26/13
	2/26/04	58,334	116,666		37.15	2/25/14
	2/24/05		219,500		26.20	2/23/15
	2/23/06		300,000		26.20	2/22/16	24,854	$564,931
	2/22/07		177,500		25.87	2/21/17	18,367	$417,482
	1/1/2003–12/31/2007								62,520	$1,421,080
	1/1/2004–12/31/2008								69,000	$1,568,370
	1/1/2005–12/31/2009								49,998	$1,136,455
	1/1/2006–12/31/2008								23,070	$524,381
	1/1/2007–12/31/2009								17,730	$403,003

See following page for footnotes.

58  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

Executive Compensation: Compensation Tables

(1) For better understanding of this table, we have included an additional column showing the grant date of stock options and restricted stock units and the associated performance period for the performance share awards.

(2) Stock options become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting
8/27/1998	1/5 per year beginning on the anniversary of the grant
4/22/1999	1/5 per year beginning on the anniversary of the grant
4/22/1999	450 options - full vesting after 3 years
2/24/2000	1/5 per year beginning on the anniversary of the grant
2/22/2001	1/5 per year beginning on the anniversary of the grant
1/2/2002	1/3 per year in years 3, 4 and 5
2/28/2002	1/3 per year in years 3, 4 and 5
2/27/2003	1/3 per year in years 3, 4 and 5
2/26/2004	1/3 per year in years 3, 4 and 5
2/25/2005	1/3 per year in years 3, 4 and 5
2/23/2006	Full vesting after 3 years
7/31/2006	The later of 5 years or attainment of 150% of the grant price for 20 straight days
2/22/2007	Full vesting after 3 years
9/28/2007	1/3 per year in years 1, 2 and 3 - Mr. D’Amelio
9/28/2007	Full vesting after 3 years
10/31/2007	Full vesting after 3 years

(3) Restricted Stock Units vest in accordance with the schedule below:

Grant Date	Vesting
2/23/2006	3 year cliff vesting
2/22/2007	3 year cliff vesting
5/31/2007	50% in 18 months, 50% in 36 months
9/28/2007	1/3 per year in years 1, 2 and 3 - Mr. D’Amelio
9/28/2007	3 year cliff vesting
10/31/2007	3 year cliff vesting

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executive Officers on option award exercises and stock award vesting during the year ended December 31, 2007.

2007 Option Exercises and Stock Vested Table

	Option Awards		Restricted Stock/ Restricted Stock Units			Performance Shares(1) 2003–2007 Settled Feb. 2008

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Shares Withheld to Cover Taxes (#)		Value Realized on Vesting ($)	(3)

J. Kindler	—	—	29,408	12,715	755,569	—		(2)	—
D. Shedlarz	—	—	60,057	28,708	1,541,062	12,850	6,143		289,768
I. Read	72,552	590,449	30,358	13,119	778,986	7,100	2,359		160,105
M. Mackay	—	—	18,644	7,728	478,405	5,100	1,604		115,005
A. Levin	90,000	774,890	44,806	21,419	1,114,746	8,709	3,293		196,388
J. LaMattina	13,800	113,022	47,833	19,974	1,226,044	10,420	4,351		234,971

1) The performance shares in this table have been determined according to the 2003-2007 performance period and were paid in February 2008.

2) Upon Mr. Kindler’s promotion to CEO on July 31, 2006, the Compensation Committee added a second performance criteria to these shares which is that these shares would continue as restricted stock units that will only become payable, if and when, the Company’s three-year Total Shareholder Return exceeds the median for the pharmaceutical peer group. These RSUs will be forfeited if this second performance criteria is not met prior to Mr Kindler’s retirement or other termination of employment (other than death or disability). Based on the performance during the performance period ending in 2007, the number of RSUs settled from the target award is 12,310 with a value of $277,591 at a $22.55 market price.

3) Shares vested on February 28, 2008 at $22.55.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  59

Executive Compensation: Compensation Tables

The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executive Officers under our Pfizer Retirement Annuity Plan (qualified plan) and the Pfizer Non-funded Supplemental Retirement Plan (non-qualified plan).

2007 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Age 65 Single-Life Annuity Payment ($)		Present Value of Accumulated Benefit ($)	(1)	Payments During Last Fiscal Year ($)	Immediate Annuity Payable on December 31, 2007 ($)	(2)	Lump Sum Value ($)	(3)

J. Kindler	Qualified Plan	6	20,078		100,487		0	N/A		N/A
	Supplemental Plan		279,225		1,397,447		0	N/A		N/A
F. D’Amelio	Qualified Plan	0	1,194		5,095		0	N/A		N/A
	Supplemental Plan		216,207	(4)	922,895		0	N/A		N/A
D. Shedlarz	Qualified Plan	31	104,823		1,335,181		0	104,823		1,411,312
	Supplemental Plan		2,402,541		30,602,180		0	2,402,541		32,347,093
I. Read	Qualified Plan	29	99,232		561,925		0	N/A		N/A
	Supplemental Plan		1,074,322		6,083,604		0	N/A		N/A
M. Mackay	Qualified Plan	12	42,733		202,114		0	N/A		N/A
	Supplemental Plan		267,044		1,263,031		0	N/A		N/A
A. Levin	Qualified Plan	20	67,154		220,361		0	N/A		N/A
	Supplemental Plan		749,468		2,459,312		0	N/A		N/A
J. LaMattina	Qualified Plan	30	101,819		708,611		0	72,970		1,016,728
	Supplemental Plan		1,245,615		17,023,033		0	1,274,463		17,757,630

(1)	The present value of these benefits is shown based on the assumptions used in determining our annual pension expense, as shown below.

(2)

Since Mr. Shedlarz and Dr. LaMattina retired on December 31, 2007 and elected to receive their pension at that time these are the amounts payable. As no other Named Executive Officer is eligible to receive an immediate benefit under the plans, there is no reportable value.

(3)	These reflect the values of the annuities shown if paid as a lump sum benefit on the executive’s retirement date as indicated above.

(4)	Mr. D’Amelio will receive six years of additional pension service credit after he is vested in his retirement benefit (5 years of service).

Pension Plan Assumptions(1)

Assumptions as of	12/31/2006	12/31/2007

Discount Rate	5.90%	6.50%
Lump Sum Interest Rate	5.15%

4.9 % for annuity payments expected to be made during first 5 years, 6.1 % for payments made between 5 and 20 years, and 6.6 % for payments made after 20 years, prior to reflecting
5-year phase-in from GATT 30-year Treasury rate of 5.00%

Percent Electing Lump Sum	70%	70%
Mortality Table for Lump Sums	GATT 2003	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7–15 years)
Mortality Table for Annuities	RP 2000 combined collar projected to 2006 (sex distinct)	Separate annuitant and non-annuitant rates for the 2007 plan year, as set forth in regulation 1.412(I)(7)-1

(1)	These assumptions are also used to determine the change in pension value in the Summary Compensation Table.

60  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

Executive Compensation: Compensation Tables

The following Non-Qualified Deferred Compensation Table summarizes the activity during 2007 and account balances in our various non-qualified savings and deferral plans held for our Named Executive Officers. The following plans permit the executives to defer amounts previously earned on a pre-tax basis: Pfizer Supplemental Savings Plan (“PSSP”), Annual Incentive Plan (“AIP”) and Performance-Contingent Share Award Program (“PCSA”). The PSSP is a supplemental 401(k) plan which provides company matching contributions based on the executive’s contributions. Other than the matching contributions (and the earnings thereon) in the PSSP, the account balances in these plans are solely attributable to deferrals of previously earned compensation and the earnings on these amounts.

2007 Non-Qualified Deferred Compensation Table

Name	Plan(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

J. Kindler	PSSP	272,250	204,188	(19,706)	—	1,250,871
	Deferred AIP	—	—	56,370	—	1,004,925
	Deferred PCSA	—	—	(174,642)	—	1,886,727
	Total:	272,250	204,188	(137,978)	—	4,142,523
D. Shedlarz	PSSP	314,291	94,287	(56,598)	—	5,183,210
	Deferred AIP	—	—	—	—	—
	Deferred PCSA	—	—	(1,192,432)	—	12,882,299
	Total:	314,291	94,287	(1,249,030)	—	18,065,509
I. Read	PSSP	83,177	62,383	(71,115)	—	820,143
	Deferred AIP	627,168	—	301,813	—	5,508,005
	Deferred PCSA	1,102,062	—	(309,775)	—	3,270,007
	Total:	1,812,407	62,383	(79,077)	—	9,598,155
M. Mackay	PSSP	—	—	—	—	—
	Deferred AIP	—	—	(4,577)	—	439,232
	Deferred PCSA	—	—	(32,438)	—	350,443
	Total:	—	—	(37,015)	—	789,675
A. Levin	PSSP	208,709	46,960	(137,434)	—	1,563,951
	Deferred AIP	—	—	—	—	—
	Deferred PCSA	—	—	(402,984)	—	4,353,587
	Total:	208,709	46,960	(540,418)	—	5,917,538
J. LaMattina	PSSP	140,460	63,207	(118,447)	—	1,358,510
	Deferred AIP	—	—	216,944	—	3,867,513
	Deferred PCSA	—	—	(620,852)	—	6,707,295
	Total:	140,460	63,207	(522,355)	—	11,933,318

Mr. D’Amelio did not participate in any of the Company’s Non-Qualified Deferred Compensation Plans during 2007.

(1) The Supplemental Savings Plan contributions were based on the executive’s deferral election and the salary shown in the 2007 Summary Compensation Table, as well as bonuses paid in 2007, previously reported.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  61

Executive Compensation: Compensation Tables

This table shows amounts that would be payable under existing change-in-control severance agreements.

Estimated Benefits Upon Termination Following a Change in Control

							Early Vesting of Stock Options		Early Vesting of Restricted Stock
					Perf. Shares at Target								Estimated Tax Gross Up
	Severance Amount		Pension Enhancement
		(1)		(2)		(3)		(4)		(5)	Other	(6)		(7)	Total
Name	($)		($)		($)		($)		($)		($)		($)		($)

J. Kindler	14,352,000		7,801,033		8,534,342		—		2,519,845		128,859		16,553,695		49,889,775
F. D’Amelio	3,834,675		3,683,156		—		—		2,353,041		135,917		—		10,006,789
I. Read	5,235,974		11,190,654		3,189,428		—		277,778		121,083		9,298,711		29,313,628
M. Mackay	4,370,483		4,497,612		2,142,530		—		332,670		132,482		5,287,065		16,762,842

(1) This amount represents 2.99 times the sum of the executive officer’s (a) base salary in effect at the time of termination and (b) the higher of the (x) last full-year annual incentive payment or (y) target annual incentive payment for the year in which termination occurs. These amounts are based on the 2007 salary and bonus paid in 2008 for 2007 performance.

(2) This amount represents the present value of an additional three years of pension service credit (using current compensation) and the elimination of the early retirement reduction under the pension plan. In addition, three years of age are added solely for determining whether Mr. D’Amelio is age 55 for pension benefit commencement purposes.

(3) This amount represents the payout of all outstanding performance-share awards at the target payout level based on the Company’s closing stock price on December 31, 2007 ($22.73).

(4) The intrinsic value of the unexercisable options as of December 31, 2007 was $0 because the exercise price of each option was higher than the stock price.

(5) These awards would become vested and the value on December 31, 2007 is shown at $22.73 per share.

(6) This amount represents the present value of post-retirement medical and life insurance coverage for the Named Executive Officers, since they do not currently meet the requirement for coverage.

(7) The estimated tax gross-up is based on the 20% excise tax on certain severance payments including (federal, state and employment taxes).

Former Executives

Dr. LaMattina, Mr. Levin, and Mr. Shedlarz are not included in the Change-in-Control table above because their employment with Pfizer ended on or before December 31, 2007. Rather, the table below summarizes the payments and benefits made to Mr. Levin, Dr. LaMattina and Mr. Shedlarz.

							Early Vesting of Stock Options		Pro-rated Vesting of Restricted Stock Units
					Normal Pension Benefit
	Severance Amount		Pension Enhancement
		(1)		(2)		(3)		(4)		(5)	Other	(6)	Total
Name	($)		($)		($)		($)		($)		($)		($)

J. LaMattina	3,276,600		5,319,412		13,454,963		—		469,089		92,804		22,612,868
A. Levin	2,037,538		—		—		—		416,205		148,843		2,602,586
D. Shedlarz	—		—		33,758,405		—		479,458		—		34,237,863

(1) Severance payment based on separation agreement terms.

(2) Dr. LaMattina received a pension enhancement equivalent to elimination of early retirement reduction under the pension plan, consistent with our restructuring severance plan benefits.

(3) Accrued benefit under Pfizer Retirement Plans.

(4) Unvested stock options held by Mr. Levin became vested upon termination. The options are exercisable for up to one year. Dr. LaMattina received retiree treatment of vested and unvested options. The options held for one year or more at the time of retirement, continue to vest and are exercisable for the full grant term. In addition, Dr. LaMattina has until March 31, 2008 to exercise his February 22, 2007 stock option grant. The option grant prices are all above the current share price, therefore no current value is reported here.

(5) The separation agreements for Mr. Levin and Dr. LaMattina, and retirement treatment for Mr. Shedlarz, provided for the payout of a prorated portion of outstanding restricted stock units. The payouts for Dr. LaMattina and Mr. Shedlarz were based on the closing stock price on December 31, 2007 at $22.73. Mr. Levin’s payout was based on the closing stock price on November 3, 2007 at $23.67.

(6) Under their separation agreements, Mr. Levin and Dr. LaMattina are eligible for reimbursement of attorney’s fees, and 12 months of medical, dental, and life insurance. All separating colleagues are eligible for payment of accrued, unused vacation. Payments for all of these items are included in the “Other” column. Mr. Levin is also eligible for up to $90,000 in outplacement benefits, although no bills had been submitted for this benefit as of December 31, 2007.

62  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

Executive Compensation: Compensation Tables

The outstanding performance shares as of December 31, 2007 for each departing executive will be prorated and ultimately paid out pursuant to the performance criteria consistent with the terms and conditions of the grants, shortly after completion of each performance period as shown in the table below.

Outstanding Performance Shares

	Levin			LaMattina			Shedlarz

Performance period(1)	Prorated Target Award	Potential Value at $22.73 ($)	(2)	Prorated Target Award	Potential Value at $22.73 ($)	(2)	Prorated Target Award	Potential Value at $22.73 ($)	(2)	Award Determination

2004-2008	47,212	1,073,129		55,200	1,254,696		61,680	1,401,986		Feb. 2009
2005-2009	23,434	532,655		29,999	681,877		40,003	909,268		Feb. 2010
2006-2008	14,137	321,334		15,380	349,587		21,100	479,603		Feb. 2009
2007-2009	4,371	99,353		5,910	134,334		9,387	213,367		Feb. 2010

	89,154	$2,026,470		106,489	$2,420,495		132,170	$3,004,224

(1) Performance period is prorated based on days employed divided by actual days in the performance period.

(2) Based on the closing stock price on December 31, 2007 of $22.73.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  63

Executive Compensation: Compensation Tables

This table provides certain information as of December 31, 2007 with respect to our equity compensation plans.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	486,217,939	(1)	$34.40	228,746,125	(2)
Equity compensation plans not approved by security holders	0		N/A	0

Total	486,217,939		$34.40	228,746,125

(1) This amount includes the following:

•	453,026,143 shares issuable upon the exercise of outstanding stock options.

•

4,150,613 and 6,121,227, respectively, issuable pursuant to outstanding share awards that have been granted under the Pfizer Inc. 2004 Stock Plan and the Pfizer Inc. 2001 Performance-Contingent Share Award Plan, but not yet earned as of December 31, 2007. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a non-discretionary formula that measures our performance, in terms of total shareholder return and diluted earnings-per-share growth, over the applicable performance period relative to the performance of the industry peer group. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•

22,919,956 shares of restricted stock units, issuable pursuant to the 2004 Stock Plan. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

(2) This amount represents the number of shares available (228,746,125) for issuance pursuant to stock options and awards that could be granted in the future under the Pfizer Inc. 2004 Stock Plan. In accordance with plan provisions, any option granted under the Plan will reduce the available number of shares on a one-to-one basis and any whole share award granted will reduce the available number of shares on a three-to-one basis.

On April 16, 2003, Pfizer acquired Pharmacia Corporation and assumed various stock-based plans. No subsequent grants will be made from any of these plans. As of December 31, 2007, under the Pharmacia 2001 Long-Term Incentive Plan, 31,598,875 shares were issuable upon the exercise of outstanding stock options, including 3,168,801 outstanding reload options, at a weighted average exercise price of $31.48. The reload obligations will be satisfied under this plan from the 39,739,067 shares available. In addition, under the other assumed Pharmacia plans, as of December 31, 2006, there were 25,687,961 shares issuable upon the exercise of outstanding stock options, and those options had a weighted average exercise price per share of $31.93. Information regarding these various options is not included in the above table.

On June 19, 2000, Pfizer acquired Warner-Lambert Company and assumed stock options outstanding under various Warner-Lambert plans pursuant to which no subsequent awards have been or will be made. As of December 31, 2007, there were 12,892,381 shares issuable upon the exercise of stock options under these plans, and those options had a weighted average exercise price per share of $27.39. In addition, 378,229 shares were issuable pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert Directors’ compensation that had been deferred by certain former Warner-Lambert Directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding those options and shares is not included in the above table.

64  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2009 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5755 by November 14, 2008. The proposal should be sent to the attention of the Secretary of the Company.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2009 Annual Meeting no later than:

•	60 days in advance of the 2009 Annual Meeting if it is being held within 30 days preceding the anniversary of the date of this year’s Meeting (April 24, 2008) or

•	90 days in advance of the 2009 Annual Meeting if it is being held on or after the anniversary of the date of this year’s Meeting.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2009 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 22, 2009. If we do not receive notice by that date, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

The nomination must contain the following information about the nominee:

•	name;

•	age;

•	business and residence addresses;

•	principal occupation or employment;

•	the number of shares of common stock beneficially owned by the nominee;

•	the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a Director; and

•	a signed consent of the nominee to serve as a Director of the Company, if elected.

Notice of a proposed item of business must include:

•	a brief description of the substance of, and the reasons for conducting, such business at the Annual Meeting;

•	the shareholder’s name and address as they appear on our records;

•	the number of shares of common stock beneficially owned by the shareholder (with supporting documentation where appropriate); and

•	any material interest of the shareholder in such business.

The Board is not aware of any matters that are expected to come before the 2008 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the Proxy Committee appointed by the Board of Directors intends to vote the proxies in accordance with their best judgment.

The chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Meeting, please vote by telephone, on the Internet, or by mail.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008   |   65

If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

By order of the Board of Directors,

Margaret M. Foran
Senior Vice President—Corporate Governance,
Associate General Counsel and Corporate Secretary

66  |   Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

ANNEX 1

Director Qualification Standards

Determination of Independence

To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company other than as a director. These determinations will be made public annually prior to the directors standing for election to the Board. Except as otherwise noted below, the “Company” includes Pfizer Inc. and its consolidated subsidiaries. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	In no event will a director be considered “independent” if:

	(i)	the director is, or has been within the last three years, an employee of the Company; or

	(ii)	an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; or

(iii)

the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company); or

(iv)

(A) the director or an immediate family member of the director is a current partner of the firm that is the Company’s independent registered public accounting firm; or (B) the director is a current employee of such firm; or (C) the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time; or

(v)

an executive officer of the Company serves or served on the compensation committee of the board of directors of a company that, at the same time within the last three years, employs or employed either the director or an immediate family member of the director as an executive officer.

2.

Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors, and may not be affiliated persons of the Company. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, and fixed amounts of compensation for prior service with the Company.

3.

No director, or immediate family member of a director, may serve as a paid consultant or advisor to the Company or to any executive officer of the Company, or may have a personal services contract with the Company or with any executive officer of the Company.

4.

The following commercial relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a director is a current employee, or an immediate family member of a director of the Company is a current executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company in any of the last three fiscal years were less than one percent of the annual revenues of the company the director or the director’s immediate family member serves as an executive officer or employee, as applicable; or (ii) if a director or an immediate family member of a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  i

either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer.

5.

The following not-for-profit relationship will not be considered to be a material relationship that would impair a director’s independence: if a director of the Company, or a director’s spouse, serves as an executive officer of a not-for-profit organization, and the Company’s, or the Pfizer Foundation’s discretionary charitable contributions to the organization, in the aggregate, are less than two percent (or $1,000,000, whichever is greater) of that organization’s latest publicly available total revenues.

6.

Annually, the Board will review all commercial and charitable relationships of directors to determine whether directors meet the categorical independence tests described in paragraphs 4 and 5. The Board may determine that a director who has a relationship that exceeds the limits described in paragraph 4 (to the extent that any such relationship would not constitute a bar to independence under the New York Stock Exchange listing standards) or paragraph 5, is nonetheless independent. The Company will explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards set forth in paragraphs 4 or 5.

7.	The Company will not make any personal loans or extensions of credit to directors or executive officers.

8.

To help maintain the independence of the Board, all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

ii  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

ANNEX 2

Charter
Audit Committee

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence and (d) the performance of the Company’s internal audit function and the independent registered public accounting firm. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.

Select and retain (subject to approval by the Company’s stockholders), evaluate and terminate when appropriate, the independent registered public accounting firm, set the independent registered public accounting firm’s compensation, oversee the work of the independent registered public accounting firm and pre-approve all audit services to be provided by the independent registered public accounting firm.

2.

Pre-approve all permitted non-audit services to be performed by the independent registered public accounting firm and establish policies and procedures for the engagement of the independent registered public accounting firm to provide permitted audit and non-audit services.

3.

At least annually, receive and review: (a) a report by the independent registered public accounting firm describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent registered public accounting firm.

4.

At least annually, consider the independence of the independent registered public accounting firm, including whether the provision by the independent registered public accounting firm of permitted non-audit services is compatible with independence, and obtain and review a report from the independent registered public accounting firm describing all relationships between the firm and the Company.

5.	Review with the independent registered public accounting firm:

	(a)	the scope and results of the audit;

	(b)	any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  iii

(c)	any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.

Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company’s Internal Audit Department, procedures for implementing accepted recommendations made by the independent registered public accounting firm, and any significant matters contained in reports from the Internal Audit Department.

7.

Review with the independent registered public accounting firm, the Company’s Internal Audit Department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent registered public accounting firm or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.

Review with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including: (a) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; (b) disclosures relating to internal controls over financial reporting; (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements; and (d) meet to review the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Form 10-K or 10-Q filed with the Securities and Exchange Commission.

9.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

10.

Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies (this function may be performed by the Chair or the full Committee).

11.

Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

12.

Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through review of reports from management, legal counsel and third parties as determined by the Audit Committee.

13.

Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters

14.	Establish policies for the hiring of employees and former employees of the independent registered public accounting firm.

15.

Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from the Company, as determined by the Audit Committee, for the payment of compensation to any such advisors.

16.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

iv  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

Meetings

The Audit Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent registered public accounting firm. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Report

The Audit Committee shall prepare a report each year for inclusion in the Company’s proxy statement relating to the election of directors.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  v

ANNEX 3

Charter
Corporate Governance Committee

Status

The Corporate Governance Committee is a committee of the Board of Directors.

Membership

The Corporate Governance Committee shall consist of directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards.

Responsibilities

The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Corporate Governance Committee may, at its sole discretion, engage director search firms and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Corporate Governance Committee also has the authority, as necessary and appropriate, to consult with outside advisors to assist in their duties to the Company. This responsibility includes:

•

developing and recommending to the Board the criteria for Board membership; candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership; and the ability to exercise sound judgment. Criteria considered include a candidate’s scientific expertise; prior government service and experience at policy making levels involving issues affecting business, government, education, technology and areas relevant to the Company’s global business.

•	considering, recommending and recruiting candidates to fill new positions on the Board;

•	reviewing candidates recommended by shareholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending the Director nominees for approval by the Board and the shareholders.

The Committee’s additional functions are:

•	to consider questions of possible conflicts of interest of Board members and of our senior executives;

•	to monitor and recommend the functions of the various committees of the Board;

•	to recommend members of the committees;

•	to advise on changes in Board compensation;

•	to make recommendations on the structure of Board meetings;

•	to recommend matters for consideration by the Board;

•	to consider matters of corporate governance and to review, at least annually, our Corporate Governance Principles;

•	to consider, and review periodically, Director Qualification Standards;

•	to review, periodically, our policy regarding the adoption of a Shareholder Rights Plan;

•	to establish Director retirement policies;

•	to review the functions of the senior officers and to make recommendations on changes;

•	to review and approve transactions with any related person in which the Company is a participant in an amount exceeding $120,000;

•	to review annually with the Chairman and Chief Executive Officer the job performance of elected corporate officers and other senior executives;

•	to review the outside activities of senior executives;

•

to review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions;

•	to oversee the evaluation of the Board and its committees;

•	to prepare an annual performance evaluation of the Corporate Governance Committee; and

•	to maintain an informed status on Company issues related to corporate social responsibility and the Company’s participation and visibility as a global corporate citizen.

vi  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

ANNEX 4

Charter
Compensation Committee

Status

The Compensation Committee is a committee of the Board of Directors.

Membership

The Compensation Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the New York Stock Exchange listing standards. In addition, a person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and other executives, and (ii) to review and discuss with the Company’s management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s annual proxy statement and determine whether to recommend to the Board of Directors that the CD&A be included in the proxy statement and (iii) to provide the Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the Securities and Exchange Commission. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

The Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected officers, as well as setting the overall compensation philosophy for the Company. This responsibility includes:

(i)	evaluating the performance of the CEO and other elected officers in light of the approved performance goals and objectives;

(ii)	setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

(iii)	making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

(iv)	preparing an annual performance self-evaluation of the Compensation Committee.

In addition, the Compensation Committee:

(i)	administers the Company’s stock plans;

(ii)	determines and certifies the shares awarded under corporate performance-based plans;

(iii)	grants options and awards under the stock plans;

(iv)	advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee; and

(v)	monitors compliance by officers with our program of required stock ownership.

In determining the long-term incentive component of the compensation of the Company’s CEO and other elected officers, the Compensation Committee may consider: (i) the Company’s performance and relative shareholder return; and, (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO or other elected officers. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Meetings

The Compensation Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  vii

ANNEX 5

Charter
Science and Technology Committee

Status

The Science and Technology Committee is a committee of the Board of Directors.

Purpose

The Science and Technology Committee shall periodically examine management’s direction and investment in the Company’s pharmaceutical research and development and technology initiatives. The Committee will function as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board on matters relating to the investment in the Company’s research and development and technology initiatives.

Membership

The Science and Technology Committee shall consist of three or more directors. At least one member of the Committee shall, in the judgment of the Board of Directors, have scientific research expertise. The Committee may engage external consultants, providing a broad range of expertise in both basic and clinical sciences, as well as technologies.

Responsibilities

The Science and Technology Committee may meet privately with independent consultants and be free to speak directly and independently with any members of management in discharging its responsibilities.

The Committee shall meet at such times as it deems to be necessary or appropriate, but not less than twice each year, and shall report at the next Board meeting following each such committee meeting.

The Committee will conduct an annual evaluation of its effectiveness, to determine if the purpose and responsibilities are consistent with the guidelines of the Charter of the Science and Technology Committee, and are clearly aligned with the Company’s strategic science and technology research goals and objectives.

In addition, the Committee will:

•

review, evaluate and report to the Board of Directors regarding performance of the research leaders in achieving the long-term strategic goals and objectives and the quality and direction of the Company’s pharmaceutical research and development programs.

•	identify and discuss significant emerging science and technology issues and trends.

•	determine whether there is sufficient and ongoing external review from world-class experts across both research and development, pertaining to the Company’s therapeutic areas.

•

review the Company’s approaches to acquiring and maintaining a range of distinct technology positions (including, but not limited to, contracts, grants, collaborative efforts, alliances and venture capital).

•	evaluate the soundness/risks associated with the technology in which the Company is investing its research and development efforts.

•	periodically review the Company’s overall patent strategies.

viii  |  Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008

ANNEX 6

Charter of the
Lead Independent Director

The Pfizer Board of Directors annually elects a non-management director to serve in a lead capacity. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year.

The Lead Independent Director coordinates the activities of the other non-management directors, and performs such other duties and responsibilities as the Board of Directors may determine.

The specific responsibilities of the Lead Independent Director are as follows:

Preside at Executive Sessions

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

Call Meetings of Independent Directors

•	Has the authority to call meetings of the independent directors.

Function as Liaison with the Chairman

•	Serve as principal liaison on Board-wide issues between the independent directors and the Chairman.

Participate in flow of information to the Board such as board meeting agendas and schedules

•	Approve the quality, quantity and timeliness of information sent to the Board as well as approving meeting agenda items.

•	Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items.

Recommend Outside Advisors and Consultants

•	Recommend to the Chairman the retention of outside advisors and consultants who report directly to the Board of Directors on board-wide issues.

Shareholder Communication

•	If requested by shareholders, ensure that he/she is available, when appropriate, for consultation and direct communication.

Notice of Annual Meeting of Shareholders and Proxy Statement March 14, 2008  |  ix

Directions to The Peabody Memphis Hotel
149 Union Avenue
Memphis, Tennessee

East (Nashville, Tennessee):

Take I-40 West towards Little Rock, Arkansas, continue following signs for Little Rock (on 240 West for approximately five miles, then exit on 40 West). Take Exit 1A (Second and Third Street Exit). After getting off ramp stay on Second Street to hotel. Peabody valet and self-parking will be on your left after passing Union Avenue.

West (Little Rock, Arkansas):

Take I-40 East towards Nashville, Tennessee. Take the first exit (Riverside Drive) after crossing the bridge over the Mississippi River. Turn right and go south to Union Avenue and turn left. Turn right at Second Street. Peabody valet or self-parking will be on your left.

North (Saint Louis, Missouri):

Take I-55 South towards Jackson, Mississippi, then I-40 East towards Nashville, Tennessee. Take the first exit (Riverside Drive) after crossing the bridge over the Mississippi River. Turn right, go south to Union Avenue and turn left. Go to Second Street and turn right. Peabody valet or self-parking will be on your left.

South (Jackson, Mississippi):

Take I-55 North towards Memphis, Tennessee, then change to I-240 North. Take the Union Avenue Exit and go west. Go approximately 1.5 miles to Second Street and turn left. Peabody valet or self-parking will be on your left.

South (Birmingham, Alabama):

Take 78 West to I-240 West, then change to I-240 North. Take the Union Avenue Exit and go west. Go approximately 1.5 miles to Second Street and turn left. Peabody valet or self-parking will be on your left.

Memphis International Airport:

Follow the signs to I-240 West to I-240 North. Take I-240 North to the Union Avenue Exit, and proceed west approximately 1.5 miles to Second street and turn left. Peabody valet or self-parking will be on your left.

Pfizer Inc.
235 East 42nd Street
New York, NY 10017-5755
212-573-2323
www.pfizer.com

This Proxy Statement is printed entirely on recycled and recyclable paper.

Soy ink, rather than petroleum-based ink, is used throughout.

© Pfizer 2008. All rights reserved

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 23, 2008.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/pfe
• Follow the steps outlined on the secured website.

Vote by telephone
• Within the US, Canada & Puerto Rico, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Outside the US, Canada & Puerto Rico, call 1-781-575-2300 on a touch tone telephone.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A The Board of Directors recommends a vote “FOR” the listed nominees, “FOR” Proposal 2.

1. Election of Directors
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Dennis A. Ausiello	[ ]	[ ]	[ ]	05 - W. Don Cornwell	[ ]	[ ]	[ ]	09 - James M. Kilts	[ ]	[ ]	[ ]

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
02 - Michael S. Brown	[ ]	[ ]	[ ]	06 - William H. Gray, III	[ ]	[ ]	[ ]	10 - Jeffrey B. Kindler	[ ]	[ ]	[ ]

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
03 - M. Anthony Burns	[ ]	[ ]	[ ]	07 - Constance J. Horner	[ ]	[ ]	[ ]	11 - George A. Lorch	[ ]	[ ]	[ ]

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
04 - Robert N. Burt	[ ]	[ ]	[ ]	08 - William R. Howell	[ ]	[ ]	[ ]	12 - Dana G. Mead	[ ]	[ ]	[ ]

									For	Against	Abstain
								13 - Suzanne Nora Johnson	[ ]	[ ]	[ ]

2. Proposal to ratify the selection of KPMG LLP as	For	Against	Abstain
Independent Registered Public Accounting Firm for 2008.	[ ]	[ ]	[ ]		For	Against	Abstain
				14 - William C. Steere, Jr.	[ ]	[ ]	[ ]

The Board of Directors recommends a vote “AGAINST” Proposals 3 - 4.

3. Shareholder Proposal Regarding Stock Options.	For	Against	Abstain
	[ ]	[ ]	[ ]

4. Shareholder Proposal Requesting	For	Against	Abstain
Separation of Chairman and CEO Roles.	[ ]	[ ]	[ ]

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
/ /

Admission Ticket
2008 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 24, 2008
(8:30 a.m., Central Daylight Time)
The Peabody Memphis Hotel
149 Union Avenue
Memphis, Tennessee 38103

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Central Daylight Time.
If you wish to attend, please plan to arrive early since seating will be limited. Please see the inside back cover of the Proxy Statement for directions.
If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly, and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week.

(If you vote on the Internet or by telephone, please do not mail your proxy card.)

Receive Future Proxy Materials Electronically
Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send all future proxy voting materials to you by e-mail, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare.com/us/ecomms and follow the prompts.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Notice of 2008 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors

The undersigned appoints Jeffrey B. Kindler, Margaret M. Foran and Allen P. Waxman, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 28, 2008, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the Pfizer Inc. Shareholder Investment Program, the Pfizer Savings Plan, any other Employer Benefit Plan in which shares are held, and the Pfizer Inc. Employee Benefit Trust, at the Annual Meeting of Shareholders to be held on April 24, 2008 at 8:30 a.m. Central Daylight Time at The Peabody Memphis Hotel, 149 Union Avenue, Memphis, Tennessee 38103, or any adjournment or postponement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR PROPOSALS 1 & 2 AND AGAINST PROPOSALS 3 & 4 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.